Exhibit 2.1

AMENDMENT NO. 1
TO THE AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER, dated as of May 9, 2016 (this “Amendment”), by and among ZAIS FINANCIAL CORP., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Company”), ZAIS Financial Partners, L.P., a Delaware limited partnership and the operating partnership of Company (“Company Operating Partnership”), ZAIS MERGER SUB, LLC, a Delaware limited liability company and a wholly owned subsidiary of Company (“Merger Sub”), SUTHERLAND ASSET MANAGEMENT CORPORATION, a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Sutherland”), and SUTHERLAND PARTNERS, L.P., a Delaware limited partnership (“Sutherland Operating Partnership”). Each of Company, Company Operating Partnership, Merger Sub, Sutherland and Sutherland Operating Partnership is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

RECITALS

A.           The Parties have entered into that certain Agreement and Plan of Merger, dated as of April 6, 2016 (the “Agreement”); and

B.           Each of the Parties has agreed to amend the Agreement to modify certain provisions thereof.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      Amendments to Section 1.1(a).

(a)          The definition of “Tender Offer Price” in Section 1.1(a) of the Agreement is hereby amended and restated as follows:

“Tender Offer Price” means the Company Adjusted Book Value Per Share, adjusted to reflect the items set forth on Exhibit J, and then rounded to the nearest whole cent.

(b)          The definition of “Waterfall Management Agreement” in Section 1.1(a) of the Agreement is hereby amended and restated as follows:

“Waterfall Management Agreement” means the Amended and Restated Management Agreement, dated as of May 9, 2016 between Company, Company Operating Partnership, certain Company Subsidiaries and Sutherland Subsidiaries party thereto, and Waterfall.

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SECTION 2.    Amendment to Exhibit B-1. Exhibit B-1 (Waterfall Management Agreement) to the Agreement is hereby amended and restated in its entirety in the form attached as Annex I.

SECTION 3.     Amendment to Exhibit F. Exhibit F (Surviving Partnership Agreement) to the Agreement is hereby amended and restated in its entirety in the form attached as Annex II.

SECTION 4.     Reference to and Effect in the Agreement. (a) Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby.

(b)          Except as specifically amended herein, the Agreement shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement.

SECTION 5.     Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

SECTION 6.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement and Plan of Merger to be executed as of the date first above written.

zais financial corp.

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Chief Executive Officer

ZAIS Financial Partners, L.P.

By:	ZAIS Financial Corp., its General Partner

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Chief Executive Officer

ZAIS MERGER SUB, LLC

By:	ZAIS Financial Corp., its Manager

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Chief Executive Officer

[Amendment No.1]

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

SUTHERLAND PARTNERS, L.P.

By: SUTHERLAND ASSET MANAGEMENT CORPORATION, not in its individual capacity but solely as general partner

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Authorized Person

[Amendment No.1]

ANNEX I

EXHIBIT B-1

Waterfall Management Agreement

AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT, dated as of May 9, 2016, among ZAIS FINANCIAL CORP., a Maryland corporation (the "Company"), ZAIS FINANCIAL PARTNERS, L.P., a Delaware limited partnership (the "Operating Partnership"), ZAIS MERGER SUB, LLC, a Delaware limited liability company ("Merger Sub"), SUTHERLAND ASSET I, LLC, a Delaware limited liability company ("Sutherland Asset I"), SUTHERLAND ASSET II, LLC, a Delaware limited liability company ("Sutherland Asset II"), SAMC REO 2013-01, LLC, a Delaware limited liability company ("SAMC 2013"), ZAIS ASSET I, LLC, a Delaware limited liability company ("ZAIS Asset I"), ZAIS ASSET II, LLC, a Delaware limited liability company ("ZAIS Asset II"), ZAIS ASSET III, LLC, a Delaware limited liability company ("ZAIS Asset III"), ZAIS ASSET IV, LLC, a Delaware limited liability company ("ZAIS Asset IV"), ZFC Funding, Inc., a Delaware corporation ("ZFC Funding"), ZFC TRUST, a Maryland trust ("ZFC Trust"), ZFC TRUST TRS I, LLC, a Delaware limited liability company ("ZFC Trust TRS"), and WATERFALL ASSET MANAGEMENT, LLC, a Delaware limited liability company (together with its permitted assignees, the "Manager").

WHEREAS, the Company is a party to the Agreement and Plan of Merger, dated as of April 6, 2016 (the "Merger Agreement"), by and among the Company, ZAIS Financial Partners, L.P., a Delaware limited partnership ("Company Operating Partnership"), Merger Sub, Sutherland Asset Management Corporation ("Sutherland"), and Sutherland Partners, L.P. ("Sutherland Operating Partnership"), whereby Sutherland will merge with and into Merger Sub, with Merger Sub being the surviving company under the name of "Sutherland Asset Management LLC" and a wholly owned subsidiary of the Company, and whereby Company Operating Partnership will merge with Sutherland Operating Partnership, with Company Operating Partnership being the surviving entity under the name "Sutherland Partners, L.P.", and whereby the Company will amend its charter to change its name to "Sutherland Asset Management Corporation", in each case effective as of the Effective Date (as defined below);

WHEREAS, as a part of and effective as of the closing under the Merger Agreement, the investment management agreement that currently covers Company Operating Partnership's investment activities will be replaced with this Agreement, and the Company and each of the Subsidiaries desire to retain the Manager to provide investment advisory services to them on the terms and conditions hereinafter set forth, and the Manager wishes to be retained to provide such services;

WHEREAS, this Agreement will become effective if and when the closing under the Merger Agreement occurs, and will terminate automatically upon any termination of the Merger Agreement in accordance with its terms;

WHEREAS, the Company is a corporation that intends to elect and to qualify to be taxed as a REIT for federal income tax purposes; and

WHEREAS, the parties have previously entered into the Management Agreement dated as of April 6, 2016 (the “Prior Agreement”), and the parties desire to amend and restate in its entirety the Prior Agreement, in accordance with the terms and conditions set forth below.

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NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.        Definitions. The following terms have the following meanings assigned to them:

(a)         "Agreement" means this Amended and Restated Management Agreement, as amended, restated or supplemented from time to time.

(b)         "Assets" means the assets of the Company and the Subsidiaries.

(c)         "Bankruptcy" means, with respect to any Person, (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, state or foreign insolvency law, or such Person's filing an answer consenting to or acquiescing in any such petition, (ii) the making by such Person of any assignment for the benefit of its creditors, (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the Unites States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period or (iv) the entry against it of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect.

(d)         "Base Management Fee" means a base management fee calculated and paid (in cash) quarterly in arrears, equal to (i) 1.50% per annum of the Stockholders' Equity up to $500 million; and (ii) 1.00% per annum of the Stockholders' Equity in excess of $500 million.

(e)         "Board of Directors" means the Board of Directors of the Company.

(f)          "Class A Special Unit" is defined in the Partnership Agreement as the Class A Special Unit of limited partner interest in the Operating Partnership.

(g)         "Code" means the Internal Revenue Code of 1986, as amended.

(h)         "Common Stock" means the Company’s common stock, par value $0.0001 per share.

(i)          "Company Account" shall have the meaning set forth in Section 5 of this Agreement.

(j)          "Company Indemnified Party" shall have the meaning set forth in Section 11(b) of this Agreement.

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(k)         "Core Earnings" is defined in the Partnership Agreement as GAAP net income (loss) of the Operating Partnership excluding non-cash equity compensation expense, the expenses incurred in connection with the Operating Partnership's formation or continuation, the expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, the Incentive Distribution, real estate depreciation and amortization (to the extent that the Company forecloses on any properties underlying its assets) and any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Manager and the Company's independent directors and after approval by a majority of the Company's independent directors.

(l)          "Effective Date" means the Closing Date (as defined in the Merger Agreement).

(m)        "Effective Termination Date" shall have the meaning set forth in Section 13(a) of this Agreement.

(n)         "Excess Funds" shall have the meaning set forth in Section 2(m) of this Agreement.

(o)         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p)         "Expenses" shall have the meaning set forth in Section 9 of this Agreement.

(q)         "GAAP" means generally accepted accounting principles, as applied in the United States.

(r)          "Governing Instruments" means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.

(s)         "Guidelines" shall have the meaning set forth in Section 2(b)(i) of this Agreement.

(t)          "Incentive Distribution" shall mean the incentive allocation and distribution received by the Manager pursuant to the Partnership Agreement.

(u)         "Indemnitee" shall have the meaning set forth in Section 11(b) of this Agreement.

(v)         "Indemnitor" shall have the meaning set forth in Section 11(c) of this Agreement.

(w)        "Independent Directors" means the members of the Board of Directors who are not officers or employees of the Manager or any Person directly or indirectly controlling or controlled by the Manager, and who are otherwise "independent" in accordance with the Company's Governing Instruments and, if applicable, the rules of any national securities exchange on which the Common Stock is listed.

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(x)         "Initial Term" shall have the meaning set forth in Section 13 of this Agreement.

(y)         "Internalization Event" means (i) the actual or effective termination of this Agreement in connection with a transaction that results in the Company acquiring or otherwise assuming control of the Manager or all or substantially all of its assets, or (ii) the actual or effective termination of this Agreement in connection with a transaction that results in the Company hiring substantially all of the management team of the Manager.

(z)         "Investment Committee" means the Manager's investment committee that will oversee the Company's acquisition and financing strategies as well as compliance with the Company's investment guidelines.

(aa)       "Investment Company Act" means the Investment Company Act of 1940, as amended.

(bb)      "Liabilities" means the liabilities of the Company and the Subsidiaries.

(cc)       "LIBOR" means London Interbank Offered Rate.

(dd)      "Manager Indemnified Party" shall have the meaning set forth in Section 11(a) of this Agreement.

(ee)       "Monitoring Services" shall have the meaning set forth in Section 2(b) of this Agreement.

(ff)        "Net Asset Value" means the value of all of the Assets determined by the Manager as of the close of business on the day on which the Assets are being valued less all of the Company’s Liabilities. In each case, the Company’s net Assets will be determined on the accrual basis of accounting utilizing GAAP as a guideline.

(gg)      "Notice of Proposal to Negotiate" shall have the meaning set forth in Section 13(a) of this Agreement.

(hh)      "OP units" mean the operating partnership units of the Operating Partnership.

(ii)         "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of the Effective Date, as amended, supplemented or restated from time to time.

(jj)         "Person" means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

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(kk)         "Portfolio Management Services" shall have the meaning set forth in Section 2(b) of this Agreement.

(ll)           "REIT" means a "real estate investment trust," as defined under the Code.

(mm)       "Renewal Term" shall have the meaning set forth in Section 13(a) of this Agreement.

(nn)         "SBC" means small-balance commercial.

(oo)         "Securities Act" means the Securities Act of 1933, as amended.

(pp)         "Stockholders' Equity" means: Net Asset Value of the Operating Partnership as of and after giving effect to the closing of the Merger Agreement, plus

(i)          the sum of the net proceeds from any issuances of the Company's capital stock and the Operating Partnership's equity securities (exclusive of Operating Partnership equity securities held by the Company or its controlled subsidiaries) following the closing of the Merger Agreement (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus

(ii)         the Company's retained earnings at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less

(iii)        any amount that the Company pays for repurchases of its Common Stock since following the closing of the Merger Agreement, any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income), as adjusted to exclude

(iv)        one-time events pursuant to changes in GAAP and certain non- cash items after discussions between the Manager and the Company's Independent Directors and approved by a majority of the Company's Independent Directors.

For purposes of calculating Stockholders' Equity, outstanding OP units (other than OP units held by the Company) shall be treated as outstanding shares of capital stock of the Company.

(qq)         "Subsidiary" means any subsidiary of the Company; any partnership, the general partner of which is the Company or any subsidiary of the Company; any limited liability company, the managing member of which is the Company or any subsidiary of the Company; and any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by the Company or any subsidiary of the Company. Initially, the Subsidiaries shall be Merger Sub, Sutherland Asset I, Sutherland Asset II, SAMC 2013, ZAIS Asset I, ZAIS Asset II, ZAIS Asset III, ZAIS Asset IV, ZFC Funding, ZFC Trust and ZFC Trust TRS.

(rr)          "Termination Fee" shall have the meaning set forth in Section 13(b) of this Agreement.

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(ss)         "Termination Notice" shall have the meaning set forth in Section 13(a) of this Agreement.

(tt)          "Treasury Regulations" means the regulations promulgated under the Code as amended from time to time.

SECTION 2.         Appointment and Duties of the Manager.

(a)          The Company and each of the Subsidiaries hereby appoints the Manager to manage the assets of the Company and the Subsidiaries subject to the further terms and conditions set forth in this Agreement and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, pursuant to the terms of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties.

(b)          The Manager, in its capacity as manager of the assets and the day-to-day operations of the Company and the Subsidiaries, at all times will be subject to the supervision of the Board of Directors and will have only such functions and authority as the Company may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and the Subsidiaries and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company and the Subsidiaries as may be appropriate, including, without limitation:

(i)          serving as the Company's and the Subsidiaries' consultant with respect to the periodic review of the investment guidelines and other parameters for acquisitions of Assets, financing activities and operations, any modification to which shall be approved by a majority of the Independent Directors (such guidelines as initially approved and attached hereto as Exhibit A, as the same may be modified with such approval, the "Guidelines"), and other policies for approval by the Board of Directors;

(ii)         investigating, analyzing and selecting possible opportunities and acquiring, financing, retaining, selling, restructuring or disposing of Assets consistent with the Guidelines;

(iii)        with respect to prospective purchases, sales or exchanges of Assets, conducting negotiations on behalf of the Company and the Subsidiaries with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

(iv)        advising the Company on and negotiating and entering into, on behalf of the Company and the Subsidiaries, repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities), credit finance agreements, commercial papers, interest rate swap agreements and other hedging instruments and all other agreements and engagements required for the Company and the Subsidiaries to conduct their business;

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(v)         engaging and supervising, on behalf of the Company and the Subsidiaries and at the Company's expense, independent contractors which provide investment banking, mortgage brokerage, securities brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to Assets;

(vi)        coordinating and managing operations of co-investment interests or joint venture held by the Company and the Subsidiaries and conducting all matters with the co-investment partners or joint venture;

(vii)       providing executive and administrative personnel, office space and office services required in rendering services to the Company and the Subsidiaries;

(viii)      administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the management of the Company and the Subsidiaries as may be agreed upon by the Manager and the Board of Directors, including, without limitation, the collection of revenues and the payment of the debts and obligations of the Company and the Subsidiaries and maintenance of appropriate computer services to perform such administrative functions;

(ix)         communicating on behalf of the Company and the Subsidiaries with the holders of any of their equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x)          counseling the Company in connection with policy decisions to be made by the Board of Directors;

(xi)         evaluating and recommending to the Board of Directors hedging strategies and engaging in hedging activities on behalf of the Company and the Subsidiaries, consistent with such strategies as so modified from time to time, with the Company's qualification as a REIT and with the Guidelines;

(xii)        counseling the Company regarding the maintenance of its qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause the Company to qualify for taxation as a REIT;

(xiii)       counseling the Company and the Subsidiaries regarding the maintenance of their exclusion from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemptions and using commercially reasonable efforts to cause them to maintain such exemptions from such status;

(xiv)      assisting the Company and the Subsidiaries in developing criteria for asset purchase commitments that are specifically tailored to the Company's objectives and strategies and making available to the Company and the Subsidiaries its knowledge and experience with respect to mortgage-backed securities, mortgage loans, real estate, real estate- related securities, other real estate-related assets and non-real estate-related assets;

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(xv)       furnishing reports and statistical and economic research to the Company and the Subsidiaries regarding their activities and services performed for the Company and the Subsidiaries by the Manager;

(xvi)      monitoring the operating performance of Assets and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvii)     deploying and redeploying any moneys and securities of the Company and the Subsidiaries (including acquiring short-term Assets pending the acquisition of other Assets, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company and the Subsidiaries) and advising the Company and the Subsidiaries as to their capital structure and capital raising;

(xviii)    assisting the Company and the Subsidiaries in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting systems and procedures, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

(xix)       assisting the Company and the Subsidiaries to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xx)        assisting the Company and the Subsidiaries in complying with all regulatory requirements applicable to them in respect of their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act, or by stock exchange requirements;

(xxi)       assisting the Company and the Subsidiaries in taking all necessary action to enable them to make required tax filings and reports, complying with any tax audits and assisting with any tax controversy, including soliciting stockholders for required information to the extent required by the provisions of the Code applicable to REITs;

(xxii)      placing, or facilitating the placement of, all orders pursuant to the Manager's investment determinations for the Company and the Subsidiaries, either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxiii)     handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on the Company's and/or the Subsidiaries' behalf in which the Company and/or the Subsidiaries may be involved or to which they may be subject arising out of their day-to-day operations (other than with the Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

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(xxiv)    using commercially reasonable efforts to cause expenses incurred by the Company and the Subsidiaries or on their behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

(xxv)     arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the business of the Company and the Subsidiaries;

(xxvi)    advising the Company and the Subsidiaries with respect to and structuring long term financing vehicles for their portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxvii)   representing and making recommendations to the Company and the Subsidiaries in connection with the purchase and finance of, and commitment to purchase and finance, mortgage-backed securities, mortgage loans (including on a portfolio basis), real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets, and the sale and commitment to sell such assets;

(xxviii)   performing such other services as may be required from time to time for management and other activities relating to the assets and business of the Company and the Subsidiaries as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xxix)      using commercially reasonable efforts to cause the Company and the Subsidiaries to comply with all applicable laws.

Without limiting the foregoing, the Manager will perform portfolio management services (the "Portfolio Management Services") on behalf of the Company and the Subsidiaries with respect to the Assets. Such services will include, but not be limited to, consulting with the Company and the Subsidiaries on the purchase and sale of, and other opportunities in connection with, the Company’s portfolio of assets; the collection of information and the submission of reports pertaining to the Company’s assets, interest rates and general economic conditions; periodic review and evaluation of the performance of the Company’s portfolio of assets; acting as liaison between the Company and the Subsidiaries and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. Additionally, the Manager will perform monitoring services (the "Monitoring Services") on behalf of the Company and the Subsidiaries with respect to any loan servicing activities provided by third parties. Such Monitoring Services will include, but not be limited to, negotiating servicing agreements; acting as a liaison between the servicers of the assets and the Company and the Subsidiaries; review of servicers’ delinquency, foreclosure and other reports on assets; supervising claims filed under any insurance policies; and enforcing the obligation of any servicer to repurchase assets.

(c)          For the period and on the terms and conditions set forth in this Agreement, the Company and each of the Subsidiaries hereby constitutes, appoints and authorizes the Manager as its true and lawful agent and attorney-in-fact, in its name, place and stead, to negotiate, execute, deliver and enter into such credit finance, warehouse finance, securities repurchase and reverse repurchase agreements and arrangements, brokerage agreements, interest rate swap agreements, custodial agreements and such other agreements, instruments and authorizations on their behalf, on such terms and conditions as the Manager, acting in its sole and absolute discretion, deems necessary or appropriate. This power of attorney is deemed to be coupled with an interest.

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(d)          The Manager may enter into agreements with other parties, including its affiliates, for the purpose of engaging one or more parties for and on behalf, and at the sole cost and expense, of the Company and the Subsidiaries to provide property management, asset management, leasing, development and/or other services to the Company and the Subsidiaries (including, without limitation, Portfolio Management Services and Monitoring Services) pursuant to agreement(s) with terms which are then customary for agreements regarding the provision of services to companies that have assets similar in type, quality and value to the assets of the Company and the Subsidiaries; provided that (i) any such agreements entered into with affiliates of the Manager shall be (A) on terms no more favorable to such affiliate than would be obtained from a third party on an arm’s-length basis and (B) to the extent the same do not fall within the provisions of the Guidelines, approved by a majority of the members of the Independent Directors, (ii) with respect to Portfolio Management Services, (A) any such agreements shall be subject to the Company’s prior written approval and (B) the Manager shall remain liable for the performance of such Portfolio Management Services, and (iii) with respect to Monitoring Services, any such agreements shall be subject to the Company’s prior written approval.

(e)          To the extent that the Manager deems necessary or advisable, the Manager may, from time to time, propose to retain one or more entities for the provision of sub-advisory services to the Manager in order to enable the Manager to provide the services to the Company and the Subsidiaries specified by this Agreement; provided, that any such agreement (i) shall be on terms and conditions substantially identical to the terms and conditions of this Agreement or otherwise not adverse to the Company and the Subsidiaries, and (ii) shall be approved by the Independent Directors.

(f)          The Manager may retain, for and on behalf and at the sole cost and expense of the Company and the Subsidiaries, such services of asset monitors, servicers, accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, due diligence firms, underwriting review firms, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company and the Subsidiaries. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or affiliates. Except as otherwise provided herein, the Company and the Subsidiaries shall pay or reimburse the Manager or its affiliates performing such services for the cost thereof; provided, that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

(g)          The Manager may effect transactions by or through the agency of another person with it or its affiliates which have an arrangement under which that party or its affiliates will from time to time provide to or procure for the Manager and/or its affiliates goods, services or other benefits (including, but not limited to, research and advisory services; economic and political analysis, including valuation and performance measurement; market analysis, data and quotation services; computer hardware and software incidental to the above goods and services; clearing and custodian services and investment related publications), the nature of which is such that provision can reasonably be expected to benefit the Company and the Subsidiaries as a whole and may contribute to an improvement in the performance of the Company and the Subsidiaries or the Manager or its affiliates in providing services to the Company and the Subsidiaries on terms that no direct payment is made but instead the Manager and/or its affiliates undertake to place business with that party.

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(h)          In executing portfolio transactions and selecting brokers or dealers, the Manager will use its best efforts to seek on behalf of the Company and the Subsidiaries the best overall terms available. In assessing the best overall terms available for any transaction, the Manager shall consider all factors that it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Manager may also consider whether such broker or dealer furnishes research and other information or services to the Manager.

(i)          The Manager has no duty or obligation to seek in advance competitive bidding for the most favorable commission rate applicable to any particular purchase, sale or other transaction, or to select any broker-dealer on the basis of its purported or "posted" commission rate, but will endeavor to be aware of the current level of charges of eligible broker- dealers and to minimize the expense incurred for effecting purchases, sales and other transactions to the extent consistent with the interests and policies of the Company and the Subsidiaries. Although the Manager will generally seek competitive commission rates, it is not required to pay the lowest commission or commission equivalent; provided, that such decision is made in good faith to promote the best interests of the Company and the Subsidiaries.

(j)          As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Company and the Subsidiaries, prepare, or cause to be prepared, with respect to any Asset, reports and other information with respect to such Asset as may be reasonably requested by the Company.

(k)          The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company and the Subsidiaries, all reports, financial or otherwise, with respect to the Company and the Subsidiaries reasonably required by the Board of Directors in order for the Company and the Subsidiaries to comply with their Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company's and the Subsidiaries' books of account by a nationally recognized registered independent public accounting firm.

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(l)          The Manager shall prepare regular reports for the Board of Directors to enable the Board of Directors to review the Company's and the Subsidiaries' acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Guidelines and policies approved by the Board of Directors.

(m)          Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the payment of additional moneys is proven by the Company to have been required as a direct result of the Manager's acts or omissions which result in the right of the Company and the Subsidiaries to terminate this Agreement pursuant to Section 15 of this Agreement, the Manager shall not be required to expend money ("Excess Funds") in connection with any expenses that are required to be paid for or reimbursed by the Company and the Subsidiaries pursuant to Section 9 in excess of that contained in any applicable Company Account (as herein defined) or otherwise made available by the Company and the Subsidiaries to be expended by the Manager hereunder. Failure of the Manager to expend Excess Funds out-of- pocket shall not give rise or be a contributing factor to the right of the Company and the Subsidiaries under Section 13(a) of this Agreement to terminate this Agreement due to the Manager's unsatisfactory performance.

(n)          In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other service providers) hired by the Manager at the Company's and the Subsidiaries' sole cost and expense.

SECTION 3.        Devotion of Time; Additional Activities.

(a)          The Manager and its affiliates will provide the Company and the Subsidiaries with a management team, including a Chief Executive Officer, a Chief Financial Officer, and other appropriate support personnel. Other than the Company's Chief Financial Officer and an accounting professional, the Manager is not obligated to dedicate any of its employees exclusively to the Company, nor is the Manager or its employees obligated to dedicate any specific portion of its or their time to the Company.

(b)          Nothing in this Agreement shall (i) prevent the Manager or any of its affiliates, officers, directors, employees or personnel, from engaging in other businesses or from rendering services of any kind to any other Person, including, without limitation, investing in, or rendering advisory services to others investing in, any type of business (including, without limitation, acquisitions of assets that meet the principal objectives of the Company), whether or not the objectives or policies of any such other Person or entity are similar to those of the Company or (ii) in any way bind or restrict the Manager or any of its affiliates, officers, directors, employees or personnel from buying, selling or trading any securities or assets for their own accounts or for the account of others for whom the Manager or any of its affiliates, officers, directors, employees or personnel may be acting. When making decisions where a conflict of interest may arise, the Manager will endeavor to allocate acquisition and financing opportunities in a fair and equitable manner over time as between the Company and the Subsidiaries and the Manager's other funds and clients.

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(c)          Managers, partners, officers, employees, personnel and agents of the Manager or affiliates of the Manager may serve as directors, officers, employees, personnel, agents, nominees or signatories for the Company and/or any Subsidiary, to the extent permitted by their Governing Instruments or by any resolutions duly adopted by the Board of Directors pursuant to the Company's Governing Instruments. When executing documents or otherwise acting in such capacities for the Company or the Subsidiaries, such persons shall use their respective titles in the Company or the Subsidiaries.

SECTION 4.        Agency. The Manager shall act as agent of the Company and the Subsidiaries in making, acquiring, financing and disposing of Assets, disbursing and collecting the funds of the Company and the Subsidiaries, paying the debts and fulfilling the obligations of the Company and the Subsidiaries, supervising the performance of professionals engaged by or on behalf of the Company and the Subsidiaries and handling, prosecuting and settling any claims of or against the Company and the Subsidiaries, the Board of Directors, holders of the Company's securities or representatives or properties of the Company and the Subsidiaries.

SECTION 5.        Bank Accounts. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary (any such account, a "Company Account"), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.

SECTION 6.        Records; Confidentiality. The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon reasonable advance notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement) to unaffiliated third parties except (i) with the prior written consent of the Board of Directors; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of the Company's business; (iv) to governmental officials having jurisdiction over the Company or any Subsidiary; (v) in connection with any governmental or regulatory filings of the Company or any Subsidiary or disclosure or presentations to Company investors; (vi) as required by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party; or (vii) to the extent such information is otherwise publicly available. The foregoing shall not apply to information which has previously become publicly available through the actions of a Person other than the Manager not resulting from the Manager's violation of this Section 6. The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement for a period of one year.

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SECTION 7.        Obligations of Manager; Restrictions.

(a)          The Manager shall require each seller or transferor of investment assets to the Company and the Subsidiaries to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Assets.

(b)          The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Guidelines, (ii) would adversely and materially affect the status of the Company as a REIT under the Code, (iii) would adversely and materially affect the Company's or any Subsidiary's status as an entity intended to be exempted or excluded from investment company status under the Investment Company Act or (iv) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or that would otherwise not be permitted by the Company's Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager's judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, members, officers, stockholders, managers, personnel, employees and any Person controlling or controlled by the Manager and any Person providing sub-advisory services to the Manager shall not be liable to the Company or any Subsidiary, the Board of Directors, or the Company's or any Subsidiary's stockholders, members or partners, for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

(c)          The Board of Directors shall periodically review the Guidelines and the Company's portfolio of Assets but will not review each proposed Asset, except as otherwise provided herein. If a majority of the Independent Directors determines in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then a majority of the Independent Directors will consider what corrective action, if any, can be taken. The Manager shall be permitted to rely upon the direction of the Secretary of the Company to evidence the approval of the Board of Directors or the Independent Directors with respect to a proposed acquisition.

(d)          Neither the Company nor the Subsidiaries shall acquire any security structured or issued by an entity managed by the Manager or any affiliate thereof, or purchase or sell any Asset from or to any entity managed by the Manager or its affiliates unless (i) the transaction is made in accordance with the Guidelines; (ii) the transaction is approved in advance by a majority of the Independent Directors; and (iii) the transaction is made in accordance with applicable laws.

(e)          The Manager shall at all times during the term of this Agreement maintain "errors and omissions" insurance coverage and other insurance coverage which is customarily carried by property, asset and investment managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company and the Subsidiaries, in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets.

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SECTION 8.        Compensation.

(a)          During the Initial Term and any Renewal Term (each as defined below), the Company shall pay the Manager the Base Management Fee quarterly in arrears commencing with the quarter in which this Agreement was executed (with such initial payment pro-rated based on the number of days during such quarter that this Agreement was in effect).

(b)          The Manager shall compute each installment of the Base Management Fee within 30 days after the end of the fiscal quarter with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only and subject in any event to Section 13(a) of this Agreement, promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Base Management Fee shown therein shall be due and payable in cash no later than the date which is five business days after the date of delivery to the Board of Directors of such computations.

(c)          The Base Management Fee is subject to adjustment pursuant to and in accordance with the provisions of Section 13(a) of this Agreement.

(d)          Under the Partnership Agreement, the Manager, the holder of the Class A Special Unit in the Operating Partnership, will be entitled to receive the Incentive Distribution, distributed quarterly in arrears in an amount not less than zero equal to the difference between (i) the product of (A) 15% and (B) the difference between (x) Core Earnings of the Operating Partnership, on a rolling four-quarter basis and before the Incentive Distribution for the current quarter, and (y) the product of (1) the weighted average of the issue price per share of Common Stock or OP units (without double counting) in all of their offerings multiplied by the weighted average number of shares of Common Stock outstanding (including any restricted shares of Common Stock and any other shares of Common Stock underlying awards granted under the Equity Incentive Plan (as defined in the Partnership Agreement)) and OP units (without double counting) in such quarter and (2) 8%, and (ii) the sum of any Incentive Distribution paid to the Manager with respect to the first three calendar quarters of such previous four quarters; provided, however, that no Incentive Distribution is payable with respect to any calendar quarter unless Core Earnings is greater than zero for the most recently completed 12 calendar quarters, or the number of completed calendar quarters since the Effective Date, whichever is less. For purposes of calculating the Incentive Distribution prior to the completion of a 12-month period following the Effective Date, Core Earnings will be calculated on an annualized basis. Core Earnings for the initial quarter will be calculated from the Effective Date on an annualized basis. In addition, for purposes of the calculating the Incentive Distribution, the Effective Date Issued Stock and Units (as defined below) shall be deemed to be issued at the per share price equal to (i) the sum of (A) the weighted average of the issue price per share of Sutherland common stock or Sutherland Operating Partnership units (without double counting) issued prior to the Effective Date multiplied by the number of shares of Sutherland common stock outstanding and Sutherland Operating Partnership units (without double counting) issued prior to the Effective Date plus (B) the amount by which the net book value of the Company as of the Effective Date (after giving effect to the closing of the Merger Agreement) exceeds the amount of the net book value of Sutherland immediately preceding the Effective Date, divided by (ii) all of the shares of Common Stock and OP units issued and outstanding as of Effective Date (including the Effective Date Issued Stock and Units). “Effective Date Issued Stock and Units” means the shares of Common Stock and OP units issued on the Effective Date in connection with the Merger Agreement. The Incentive Distribution is payable 50% in cash and 50% in Common Stock or OP units, as determined by the Company in its discretion, within five business days after delivery to the Company of the written statement from the holder of the Class A Special Unit setting forth the computation of the Incentive Distribution for such quarter. The price of the shares of Common Stock for purposes of determining the number of shares payable as part of the Incentive Distribution will be (i) if the shares are Publicly Traded (as defined in the Partnership Agreement), the closing price of such shares on the last trading day prior to the approval by Board of Directors of the Incentive Distribution or (ii) if the shares are not Publicly Traded, then the price per share as so determined in good faith by a majority of Board of Directors, including a majority of the Independent Directors.

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SECTION 9.       Expenses of the Company. The Company shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf (collectively, the "Expenses") excepting those expenses that are specifically the responsibility of the Manager as set forth herein. Such costs and reimbursements shall not be in amounts which are greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis. Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as the Company's, together with the following:

(i)          expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of Assets;

(ii)         costs of legal, tax, accounting, third party administrators for the establishment and maintenance of the books and records, consulting, auditing, administrative and other similar services rendered for the Company and the Subsidiaries by providers retained by the Manager or, if provided by the Manager's personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis;

(iii)        the compensation and expenses of the Company's directors and the cost of liability insurance to indemnify the Company's directors and officers;

(iv)        costs associated with the establishment and maintenance of any of the Company's repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities) or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company's or any Subsidiary's organizational expenses and securities offerings;

(v)         expenses connected with communications to holders of the Company's or any Subsidiary's securities and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company's stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, and the costs of preparing, printing and mailing the Company's annual report to its stockholders and proxy materials with respect to any meeting of the Company's stockholders;

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(vi)        costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used for the Company and the Subsidiaries;

(vii)       expenses incurred by managers, officers, personnel and agents of the Manager for travel on the Company's behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition of an Asset or establishment and maintenance of any repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities) or any of the Company's or any of the Subsidiary's organizational expenses and securities offerings;

(viii)      costs and expenses incurred with respect to market information systems and publications, research publications, and materials and settlement, clearing and custodial fees and expenses;

(ix)         compensation and expenses of the Company's custodian and transfer agent, if any;

(x)          the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

(xi)         all taxes and license fees;

(xii)        all insurance costs incurred in connection with the operation of the Company's business;

(xiii)       costs and expenses incurred in contracting with third parties, including affiliates of the Manager, for the servicing and special servicing of the assets of the Company and the Subsidiaries;

(xiv)      all other costs and expenses relating to the business operations of the Company and the Subsidiaries, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of Assets, including appraisal, reporting, audit and legal fees;

(xv)       expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for the Company and the Subsidiaries or Assets separate from the office or offices of the Manager;

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(xvi)      expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Directors to or on account of holders of the Company's or any Subsidiary's securities, including, without limitation, in connection with any dividend reinvestment plan;

(xvii)     any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any Subsidiary, or against any trustee, director or officer of the Company or of any Subsidiary in his capacity as such for which the Company or any Subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency;

(xviii)    expenses incurred in connection with obtaining and maintaining the insurance coverage referred to in Section 7(e) above; and

(xix)       all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

Except as provided in Section 2(f) of this Agreement, the Company shall have no obligation to reimburse the Manager or its affiliates for the salaries and other compensation of the Manager's personnel who provide services to the Company under this Agreement except that, the Company shall reimburse the Manager for (1) the Company's allocable share of the compensation paid to the Manager's personnel serving as the Company's Chief Financial Officer based on the percentage of his or her time spent managing the Company's affairs and (2) the allocable share of the compensation of personnel hired by the Manager who are dedicated primarily to the Company. The Company's share of such costs shall be based upon the percentage of time devoted by such personnel of the Manager to the Company's and its Subsidiaries' affairs. The Manager shall provide the Company with such written detail as the Company may reasonably request to support the determination of the Company's share of such costs.

In addition, the Company will be required to pay the Company's pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates required for the operations of the Company and the Subsidiaries. These expenses will be allocated between the Manager and the Company based on the ratio of the Company's proportion of gross assets compared to all remaining gross assets managed or held by the Manager as calculated at each fiscal quarter end. The Manager and the Company will modify this allocation methodology, subject to the Independent Directors' approval, if the allocation becomes inequitable, based on significant leverage differences between the Company and the Manager's other funds and clients.

The Manager may, at its option, elect not to seek reimbursement for certain expenses during a given quarterly period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

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The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

SECTION 10.      Calculations of Expenses. The Manager shall prepare a statement documenting the Expenses of the Company and the Subsidiaries and the Expenses incurred by the Manager on behalf of the Company and the Subsidiaries during each month, and shall deliver such statement to the Company within 30 days after the end of each month. Expenses incurred by the Manager on behalf of the Company and the Subsidiaries shall be reimbursed by the Company to the Manager on the fifth business day immediately following the date of delivery of such statement; provided, however, that such reimbursements may be offset by the Manager against amounts due to the Company and the Subsidiaries. The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.

SECTION 11.      Limits of Manager Responsibility; Indemnification.

(a)          The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, its officers, stockholders, members, managers, directors, personnel, any Person controlling or controlled by the Manager and any Person providing sub-advisory services to the Manager will not be liable to the Company or any Subsidiary, to the Board of Directors, or the Company's or any Subsidiary's stockholders, members or partners for any acts or omissions by any such Person (including, without limitation, trade errors that may result from ordinary negligence, such as errors in the investment decision making process or in the trade process), pursuant to or in accordance with this Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager's duties under this Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. The Company shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its officers, stockholders, members, managers, directors, personnel, any Person controlling or controlled by the Manager and any Person providing sub-advisory services to the Manager, together with such Person's managers, officers, directors and personnel (each a "Manager Indemnified Party"), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys' fees) in respect of or arising from any acts or omissions of such Manager Indemnified Party made in good faith in the performance of the Manager's duties under this Agreement and not constituting such Manager Indemnified Party's bad faith, willful misconduct, gross negligence or reckless disregard of the Manager's duties under this Agreement.

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(b)          The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company (or any Subsidiary), its stockholders, directors and officers and each other Person, if any, controlling the Company (each, a "Company Indemnified Party" and together with a Manager Indemnified Party, the "Indemnitee"), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys' fees) in respect of or arising from the Manager's bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement or any claims by the Manager's personnel relating to the terms and conditions of their employment by the Manager.

(c)          The Indemnitee will promptly notify the party against whom indemnity is claimed (the "Indemnitor") of any claim for which it seeks indemnification; provided, however, that the failure to so notify the Indemnitor will not relieve the Indemnitor from any liability which it may have hereunder, except to the extent such failure actually prejudices the Indemnitor. The Indemnitor shall have the right to assume the defense and settlement of such claim; provided, that the Indemnitor notifies the Indemnitee of its election to assume such defense and settlement within 30 days after the Indemnitee gives the Indemnitor notice of the claim. In such case, the Indemnitee will not settle or compromise such claim, and the Indemnitor will not be liable for any such settlement made without its prior written consent. If the Indemnitor is entitled to, and does, assume such defense by delivering the aforementioned notice to the Indemnitee, the Indemnitee will (i) have the right to approve the Indemnitor's counsel (which approval will not be unreasonably withheld, delayed or conditioned), (ii) be obligated to cooperate in furnishing evidence and testimony and in any other manner in which the Indemnitor may reasonably request and (iii) be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense.

SECTION 12.      No Joint Venture. Nothing in this Agreement shall be construed to make the Company and the Manager partners or joint venturers or impose any liability as such on either of them.

SECTION 13.       Term; Termination.

(a)          Until this Agreement is terminated in accordance with its terms, this Agreement shall be in effect from the Effective Date until the third anniversary of the Effective Date (the "Initial Term") and shall be automatically renewed for a one-year term each anniversary date thereafter (a "Renewal Term") unless at least two-thirds of the Independent Directors or the holders of a majority of the outstanding shares of Common Stock (other than those shares held by members of the Company's senior management team and affiliates of the Manager) agree that (i) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company and the Subsidiaries or (ii) the compensation payable to the Manager hereunder is unfair; provided, that the Company shall not have the right to terminate this Agreement under clause (ii) above if the Manager agrees to continue to provide the services under this Agreement at a reduced fee that at least two-thirds of the Independent Directors determines to be fair pursuant to the procedure set forth below. If the Company elects not to renew this Agreement at the expiration of the Initial Term or any Renewal Term as set forth above, the Company shall deliver to the Manager prior written notice (the "Termination Notice") of the Company's intention not to renew this Agreement based upon the terms set forth in this Section 13(a) not less than 180 days prior to the expiration of the then existing term. If the Company so elects not to renew this Agreement, the Company shall designate the date (the "Effective Termination Date"), not less than 180 days from the date of the notice, on which the Manager shall cease to provide services under this Agreement, and this Agreement shall terminate on such date; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate such compensation by delivering to the Company, no fewer than 45 days prior to the prospective Effective Termination Date, written notice (any such notice, a "Notice of Proposal to Negotiate") of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company (represented by the Independent Directors) and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement; provided that the Manager and at least two-thirds of the Independent Directors agree to the terms of the revised compensation to be payable to the Manager within 45 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such 45-day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) 10 days following the end of such 45-day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

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(b)          In recognition of the level of the upfront effort required by the Manager to structure and acquire the assets of the Company and the Subsidiaries and the commitment of resources by the Manager, subject to Section 15(a) of this Agreement, in the event that this Agreement is terminated in accordance with the provisions of Section 13(a) of this Agreement, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the "Termination Fee") equal to three times the average annual Base Management Fee earned by the Manager during the 24-month period immediately preceding the date of such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement. Additionally, if this Agreement is terminated under circumstances in the Company is obligated to pay the Termination Fee to the Manager, under the Partnership Agreement, the Operating Partnership shall repurchase, concurrently with such termination, the Class A Special Unit for an amount equal to three times the average annual amount of the Incentive Distribution paid or payable in respect of the Class A Special Unit during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

(c)          No later than 180 days prior to the anniversary of the Effective Date of any year during the Initial Term or Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager's intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary of the Effective Date next following the delivery of such notice. The Company is not required to pay to the Manager the Termination Fee if the Manager terminates this Agreement pursuant to this Section 13(c).

(d)          If this Agreement is terminated pursuant to Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 6, 9, 10, 13(b), 15(b), and 16 of this Agreement. In addition, Sections 11 and 21 of this Agreement shall survive termination of this Agreement.

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(e)          This Agreement shall terminate automatically upon any termination of the Merger Agreement in accordance with its terms, and such termination shall be without any further liability or obligation of either party to the other, except as provided in the Merger Agreement.

SECTION 14.      Assignment.

(a)          Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the approval of a majority of the Independent Directors; provided, however, that no such approval shall be required in the case of an assignment by the Manager to an affiliate of the Manager if such assignment does not require the Company's approval under the Investment Advisers Act of 1940. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all errors or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another REIT or other organization which is a successor (by merger, consolidation, purchase of assets, or similar transaction) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

(b)          Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Sections 2(b), 2(c) and 2(d) of this Agreement to any of its affiliates in accordance with the terms of this Agreement applicable to any such subcontract or assignment, and the Company hereby consents to any such assignment and subcontracting. In addition, provided that the Manager provides prior written notice to the Company for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement or the Partnership Agreement. In addition, the Manager may assign this Agreement to any of its affiliates without the approval of the Company's independent directors.

SECTION 15.      Termination for Cause.

(a)          The Company may terminate this Agreement effective upon 30 days' prior written notice of termination from the Board of Directors to the Manager, without payment of any Termination Fee, if (i) the Manager, its agents or its assignees materially breaches any provision of this Agreement and such breach shall continue for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if the Manager takes steps to cure such breach within 30 days of the written notice), (ii) the Manager engages in any act of fraud, misappropriation of funds, or embezzlement against the Company or any Subsidiary, (iii) there is an event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement resulting in material harm to the Company, (iv) there is a commencement of any proceeding relating to the Manager's Bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition, (v) the Manager is convicted (including a plea of nolo contendere) of a felony, (vi) there is a dissolution of the Manager, or (vii) there is an Internalization Event; provided, that the Company may pay consideration to compensate the Manager for the Internalization Event in an amount that the Company will negotiate with the Manager in good faith and which will require the approval of at least a majority of the Company's Independent Directors.

22

(b)          The Manager may terminate this Agreement effective upon 60 days' prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period. The Company is required to pay to the Manager the Termination Fee if the termination of this Agreement is made pursuant to this Section 15(b).

(c)          The Manager may terminate this Agreement, without payment of any Termination Fee, in the event the Company becomes regulated as an "investment company" under the Investment Company Act, with such termination deemed to have occurred immediately prior to such event.

SECTION 16.      Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Sections 13 or 15 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13(a) or Section 15(b), the applicable Termination Fee. Upon such termination, the Manager shall forthwith:

(i)          after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(ii)         deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary; and

(iii)        deliver to the Board of Directors all property and documents of the Company or any Subsidiary then in the custody of the Manager.

SECTION 17.       Release of Money or Other Property Upon Written Request. The Manager agrees that any money or other property of the Company or any Subsidiary held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or Subsidiary, and the Manager's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than 30 days following such request. The Manager shall not be liable to the Company, any Subsidiary, the Independent Directors, or the Company's or a Subsidiary's stockholders or partners for any acts performed or omissions to act by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with the second sentence of this Section 17. The Company and any Subsidiary shall indemnify the Manager and its officers, directors, personnel, managers, and officers and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company or any Subsidiary in accordance with the terms of this Section 17. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 11 of this Agreement.

23

SECTION 18.      Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)	If to the Company:

Prior to the Effective Date: The notice address of the Company as set forth in the Merger Agreement.

Following the Effective Date:

Sutherland Asset Management Corporation
1140 Avenue of the Americas, 7th Floor
New York, New York 10036
Attention: Kenneth Nick
Facsimile: 212-843-8909
Telephone: (212) 257-4606

(b)	If to the Manager:

Waterfall Asset Management, LLC
1140 Avenue of the Americas, 7th Floor
New York, New York 10036
Attention: Kenneth Nick
Facsimile: 212-843-8909
Telephone: (212) 257-4606

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

24

SECTION 19.      Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

SECTION 20.      Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

SECTION 21.     GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.

SECTION 22.      No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 23.      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

SECTION 24.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 25.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25

SECTION 26.      Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

[SIGNATURE PAGE FOLLOWS]

26

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ZAIS FINANCIAL CORP.

By:
Name:
Title:

ZAIS FINANCIAL PARTNERS, L.P.
By: ZAIS Financial Corp., its General Partner

By:
Name:
Title:

ZAIS MERGER SUB, LLC

By:
Name:
Title:

ZAIS ASSET I, LLC
By: ZAIS Financial Partners, L.P., its Managing Member
By: ZAIS Financial Corp., its General Partner

By:
Name:
Title:

ZAIS ASSET II, LLC
By: ZAIS Financial Partners, L.P., its Managing Member
By: ZAIS Financial Corp., its General Partner

By:
Name:
Title:

Signature Page to

Waterfall Management Agreement

27

ZAIS ASSET III, LLC
By: ZAIS Financial Partners, L.P., its Managing Member
By: ZAIS Financial Corp., its General Partner

By:
Name:
Title:

ZAIS ASSET IV, LLC
By: ZAIS Financial Partners, L.P., its Managing Member
By: ZAIS Financial Corp., its General Partner

By:
Name:
Title:

ZFC FUNDING, INC.

By:
Name:
Title:

ZFC TRUST

By:
Name:
Title:

ZAIS TRUST TRS I, LLC
By: ZFC Trust, its Managing Member

By:
Name:
Title:

Signature Page to

Waterfall Management Agreement

28

SUTHERLAND ASSET I, LLC

By:
Name:
Title:

SUTHERLAND ASSET II, LLC

By:
Name:
Title:

SAMC REO 2013-01, LLC

By:
Name:
Title:

WATERFALL ASSET MANAGEMENT, LLC

By:
Name:
Title:

Signature Page to

Waterfall Management Agreement

29

EXHIBIT A

•	No investment shall be made that would cause the Company to fail to qualify as a REIT for U.S. federal income tax purposes.

•	No investment shall be made that would cause the Company or any of its subsidiaries to be required to be registered as an investment company under the Investment Company Act.

•	Until appropriate investments can be identified, the Company may invest the proceeds of debt and equity securities offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with its intention to qualify as a REIT.

•	The Company’s Assets will be predominantly in SBC Loans; and to a lesser extent, asset-backed securities, where the underlying pool of assets consists primarily of SBC Loans; residential mortgage loans; Non-Agency RMBS; Agency RMBS; and other real estate-related and financial assets, including, but not limited to, CMBS and ABS.

For purposes of this Exhibit A:

"ABS" means asset-backed securities.

"Agency RMBS" means residential mortgage-backed securities for which a U.S. government entity guarantees payment of principal and interest to holders of the securities.

"CMBS" means commercial mortgage-backed securities.

"Non-Agency RMBS" means residential mortgage-backed securities that are not issued or guaranteed by a U.S. government agency or federally chartered corporation.

"SBC Loans" means small-balance commercial loans.

30

ANNEX II

EXHIBIT F

Surviving Partnership Agreement

EXHIBIT F

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

SUTHERLAND PARTNERS, L.P.

a Delaware limited partnership

		Page

Article I DEFINED TERMS		1

Article II ORGANIZATIONAL MATTERS		16

Section 2.01.	Organization	16
Section 2.02.	Name	16
Section 2.03.	Registered Office and Agent; Principal Office	16
Section 2.04.	Power of Attorney	16
Section 2.05.	Term	18
Section 2.06.	Partnership Interests as Securities	59

Article III PURPOSE		18

Section 3.01.	Purpose and Business	18
Section 3.02.	Powers	18
Section 3.03.	Partnership Only for Partnership Purposes Specified	19
Section 3.04.	Representations and Warranties by the Parties	19

Article IV CAPITAL CONTRIBUTIONS		20

Section 4.01.	Capital Contributions of the Partners	20
Section 4.02.	Issuances of Additional Partnership Interests	21
Section 4.03.	Additional Funds and Capital Contributions	22
Section 4.04.	Equity Incentive Plan	24
Section 4.05.	Initial Issuance of Class A Special Unit	24
Section 4.06.	No Interest; No Return	24
Section 4.07.	Other Contribution Provisions	25
Section 4.08.	Not Publicly Traded	25
Section 4.09.	No Third Party Beneficiary	25

Article V DISTRIBUTIONS		25

Section 5.01.	Requirement and Characterization of Distributions	25
Section 5.02.	Class A Special Unit Distributions	26
Section 5.03.	Interests in Property Not Held Through the Partnership	27
Section 5.04.	Distributions In-Kind	27
Section 5.05.	Amounts Withheld	27
Section 5.06.	Distributions Upon Liquidation	27
Section 5.07.	Distributions to Reflect Issuance of Additional Partnership Units	27
Section 5.08.	Restricted Distributions	28

Article VI ALLOCATIONS		28

Section 6.01.	Timing and Amount of Allocations of Net Income and Net Loss	28

i

(Continued)

ii

(Continued)

iii

(Continued)

		Page

Section 15.13.	No Third-Party Rights Created Hereby	67
Section 15.14.	No Rights as Members of the General Partner	67
Section 15.15.	Creditors	67

iv

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SUTHERLAND PARTNERS, L.P. (formerly known as ZAIS Financial Partners, L.P.), dated as of [_____], 2016 (this “Agreement”) is entered into by and among SUTHERLAND ASSET MANAGEMENT CORPORATION (formerly known as ZAIS Financial Corp.), a Maryland corporation (the “General Partner”), and the limited partner(s) listed on Exhibit A hereto (each a “Limited Partner”).

WHEREAS, the General Partner is a party to the Agreement and Plan of Merger, dated as of April [__], 2016 (the “Merger Agreement”), by and among the General Partner, ZAIS Financial Partners, L.P., a Delaware limited partnership (“Company Operating Partnership”), ZAIS Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), Sutherland Asset Management Corporation (“Sutherland”), and Sutherland Partners, L.P. (“Sutherland Operating Partnership”), whereby Sutherland merged with and into Merger Sub, with Merger Sub being the surviving company under the name of “Sutherland Asset Management LLC” and a wholly owned subsidiary of the Company, and whereby Sutherland Operating Partnership merged with Company Operating Partnership, with Company Operating Partnership being the surviving entity (“Surviving Partnership”), in each case effective as of the date of this Agreement (the “Partnership Merger”);

WHEREAS, in accordance with the Merger Agreement and the certificate of merger filed with the Delaware Secretary of State with respect to the Partnership Merger, the name of the Surviving Partnership shall be “Sutherland Partners, L.P.”; and

WHEREAS, in accordance with the Merger Agreement, at the Partnership Merger Effective Time (as defined in the Merger Agreement), (i) the certificate of limited partnership of Company Operating Partnership shall be the certificate of limited partnership of the Surviving Partnership and (ii) this Agreement shall be the limited partnership agreement of the Surviving Partnership.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement of Limited Partnership, dated July 29, 2011, of Company Operating Partnership, as amended, is hereby amended and restated in its entirety as follows:

Article I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.07 hereof.

“Additional Funds” has the meaning set forth in Section 4.03(a) hereof.

1

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.02 and Section 12.02 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Fiscal Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i)	the General Partner (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)	the General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction;

2

(iii)	the General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders of the General Partner entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator of which shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the REIT, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share; and

(iv)	an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Notwithstanding the foregoing, the Adjustment Factor shall not be adjusted in connection with an event described in clauses (i) or (ii) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, REIT Shares and/or rights, options or warrants to acquire Partnership Units and/or REIT Shares with respect to all applicable OP Units or effects a reverse split of, or otherwise combines, the OP Units, as applicable, that is comparable as a whole in all material respects with such an event, or if in connection with an event described in clause (iv) above, the consideration in Section 11.02 hereof is paid.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling or controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Agreement of Limited Partnership of Sutherland Partners, L.P., as it may be amended, supplemented or restated from time to time.

3

“Assignee” means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.05 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made, the amount of cash flow from operations available for distribution by the Partnership as determined by the General Partner in its sole and absolute discretion.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Bylaws” means the Bylaws of the General Partner, as amended, supplemented or restated from time to time.

“Capital Account” means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

A.	To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.03 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

B.	From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.03 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

C.	In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

D.	In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

E.	The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided, that such modification will not have a material effect on the amounts distributable to any Partner without such Partner’s Consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

4

“Capital Account Deficit” has the meaning set forth in Section 13.02(c) hereof.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership or is deemed to contribute pursuant to Section 4.03 hereof.

“Cash Amount” means, with respect to a Tendering Party, an amount of cash equal to the product of (A) the Value of a REIT Share and (B) such Tendering Party’s REIT Shares Amount determined as of the date of receipt by the General Partner of such Tendering Party’s Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware on May 24, 2011, as may be further amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the Articles of Amendment and Restatement of General Partner dated August 3, 2011, as amended, supplemented or restated from time to time.

“Class A Special Unit” means the Class A Special Unit of limited partner interest in the Partnership.

“Class A Special Unit Holder” means any Person named as a holder of a Class A Special Unit in Exhibit A attached hereto, as such Exhibit A may be amended from time to time by the General Partner, in such Person’s capacity as a Limited Partner of the Partnership, or any Substituted Limited Partner or Additional Limited Partner named as a holder of a Class A Special Unit in Exhibit A hereto.

“Class A Special Unit Value” means the fair market value of the Class A Special Unit in a Terminating Transaction as determined in accordance with the valuation procedures specified in Exhibit C hereto.

“Closing Price” has the meaning set forth in the definition of “Value.”

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article XIV hereof.

“Contributed Property” means each item of Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708) net of any liabilities assumed by the Partnership relating to such Contributed Property and any liability to which such Contributed Property is subject.

5

“Core Earnings” means GAAP net income (loss) of the Partnership excluding non-cash equity compensation expense, the expenses incurred in connection with the Partnership’s formation or continuation, the expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, the Incentive Distribution, real estate depreciation and amortization (to the extent that the General Partner forecloses on any properties underlying its assets) and any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Manager and the General Partner’s independent directors and after approval by a majority of the General Partner’s independent directors.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Effective Date” means ____, 2016, which date is the closing date under the Merger Agreement.

“Equity Incentive Plan” means (i) the Company’s equity incentive plan in place on the Effective Date and (ii) any equity incentive plan adopted by the Partnership or the General Partner following the Effective Date.

6

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Funding Debt” means the incurrence of any Debt for the purpose of providing funds to the Partnership by or on behalf of the General Partner or any wholly owned subsidiary of the General Partner.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“General Partner” means Sutherland Asset Management Corporation (formerly known as ZAIS Financial Corp.), a Maryland corporation, and its successors and assigns, as the general partner of the Partnership.

“General Partner Employees” means an employee of the Partnership, the General Partner or any of their subsidiaries.

“General Partner Interest” means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Units.

“General Partner Loan” has the meaning set forth in Section 4.03(d) hereof.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)	The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner in its sole discretion.

(b)	The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii) or clause (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner in its sole discretion using such reasonable method of valuation as it may adopt, as of the following times:

(i)	the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)	the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

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(iii)	the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv)	at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and

(c)	The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided, that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith.

(d)	The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)	If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation’s charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

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“Incentive Distribution” has the meaning set forth in Section 5.02 hereof.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner or any successor thereto or (B) a member of the General Partner or an officer of the Partnership, the General Partner or a Subsidiary thereof and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Independent Directors” means the independent directors of the Board of Directors of the General Partner as determined by the rules and regulations of the New York Stock Exchange then in effect.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Junior Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the REIT Shares.

“Junior Unit” means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.01, 4.02, or 4.03 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the OP Units.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of OP Units, Class A Special Units, Preferred Units, Junior Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.01 hereof.

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“Liquidator” has the meaning set forth in Section 13.02(a) hereof.

“Majority in Interest of the Outside Limited Partners” means Limited Partners (excluding for this purpose (i) any Limited Partnership Interests held by the General Partner or its Subsidiaries, and (ii) any Person of which the General Partner or its Subsidiaries directly or indirectly owns or controls more than 50% of the voting interests and (iii) any Person directly or indirectly owning or controlling more than 50% of the outstanding REIT Shares of the General Partner) holding more than 50% of the outstanding OP Units and any other Partnership Units voting as single class that are held by all Limited Partners who are not excluded for the purposes hereof.

“Management Agreement” means the Management Agreement dated as of ___, 2016 and effective as of the Effective Date by and among the Manager, the General Partner, the Partnership and its subsidiaries set forth therein, as it may be amended, supplemented or restated from time to time.

“Manager” means Waterfall Asset Management, LLC, a Delaware limited liability company, and its successors and assigns.

“Market Price” has the meaning set forth in the definition of “Value.”

“Merger Agreement” has the meaning set forth in the Recitals.

“Net Income” or “Net Loss” means, for each Partnership Year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)	Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)	Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)	In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)	Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

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(e)	In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(f)	To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)	Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.03 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.03 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares, Preferred Shares or Junior Shares, except that “New Securities” shall not mean any Preferred Shares, Junior Shares or grants under the Equity Incentive Plans or (ii) any Debt issued by the REIT that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“NYSE” means the New York Stock Exchange.

“OP Unit” means a fractional share of the Partnership Interests of all Partners, but does not include any LTIP Unit, Class A Special Unit, Preferred Unit, Junior Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than an OP Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.

“Outside Interest” has the meaning set forth in Section 5.03 hereof.

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“Ownership Limit” means the applicable restriction or restrictions on ownership of shares of the General Partner imposed under the Charter.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of OP Units, Class A Special Units, Preferred Units, Junior Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means a record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.01 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” means an OP Unit, a Class A Special Unit, a Preferred Unit, a Junior Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.01, 4.02 or 4.03 hereof.

“Partnership Unit Designation” has the meaning set forth in Section 4.02 hereof.

“Partnership Year” means the fiscal year of the Partnership and the Partnership’s taxable year for federal income tax purposes, each of which shall be the calendar year unless otherwise required under the Code.

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“Percentage Interest” means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit A may be amended from time to time. If the Partnership issues additional classes or series of Partnership Interests other than as contemplated herein, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.02.

“Person” means an individual or a corporation, partnership (general or limited), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company or any other individual or entity in its own or any representative capacity.

“Preferred Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Preferred Unit” means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.01, 4.02 or 4.03 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the OP Units.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” shall mean any one such asset or property.

“Publicly Traded” means listed or admitted to trading on the NYSE, the NYSE MKT LLC, the NASDAQ Stock Market or another national securities exchange or any successor to the foregoing.

“Qualified REIT Subsidiary” means any Subsidiary of the General Partner that is a “qualified REIT subsidiary” within the meaning of Code Section 856(i).

“Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“Recourse Liabilities” means the amount of liabilities owed by the Partnership (other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

“Redemption” has the meaning set forth in Section 8.06(a) hereof.

“Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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“Regulatory Allocations” has the meaning set forth in Section 6.03(a)(vii) hereof. “REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Payment” has the meaning set forth in Section 15.11 hereof.

“REIT Requirements” has the meaning set forth in Section 5.01 hereof.

“REIT Share” means a share of the General Partner’s common stock, par value $0.0001 per share. Where relevant in this Agreement, “REIT Share” includes shares of the General Partner’s common stock, par value $0.0001 per share, issued upon conversion of Preferred Shares or Junior Shares.

“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that in the event that the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner in good faith.

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Services Agreement” means any management, development or advisory agreement with a property and/or asset manager for the provision of property management, asset management, leasing, development and/or similar services with respect to the Properties and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services.

“Specified Redemption Date” means the 10th Business Day following receipt by the General Partner of a Notice of Redemption; provided, that, if the REIT Shares are not Publicly Traded, the Specified Redemption Date means the 30th Business Day following receipt by the General Partner of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.04 hereof.

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“Successor Entity” has the meaning set forth in the definition of “Adjustment Factor.”

“Tax Items” has the meaning set forth in Section 6.04(a) hereof.

“Tendered Units” has the meaning set forth in Section 8.06(a) hereof.

“Tendering Partner” has the meaning set forth in Section 8.06(a) hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Termination Transaction” has the meaning set forth in Section 11.02(b) hereof.

“Transfer,” when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI hereof, “Transfer” does not include (a) any Redemption of Partnership Units by the Partnership or the General Partner, or acquisition of Tendered Units by the General Partner, pursuant to Section 8.06 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Value” means, on any date of determination with respect to a REIT Share, the average of the daily Market Prices for ten consecutive trading days immediately preceding the date of determination except that, as provided in Section 4.04(b) hereof, the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Equity Incentive Plan shall be substituted for such average of daily market prices for purposes of Section 4.04 hereof; provided, however, that for purposes of Section 8.06, the “date of determination” shall be the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date shall mean the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Market or, if such REIT Shares are not listed or admitted to trading on the New York Stock Market, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors of the General Partner or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined in good faith by the Board of Directors of the General Partner.

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In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

Article II

ORGANIZATIONAL MATTERS

Section 2.01         Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.02         Name. The name of the Partnership is “Sutherland Partners, L.P.”. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.03         Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at 1140 Avenue of the Americas, 7th Floor, New York, New York 10036 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.04          Power of Attorney.

(a)       Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

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(i)          execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII or Article XIII hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(ii)         execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or the Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

(b)          The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

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Section 2.05          Term. Pursuant to Sections 17-201(b) and 17-801 of the Act, the term of the Partnership commenced on May 24, 2011 and shall continue perpetually, unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

Section 2.06          Partnership Interests as Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

Article III

PURPOSE

Section 3.01         Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit the General Partner, in its sole and absolute discretion, at all times to be classified as a REIT unless the General Partner, in accordance with its Charter and Bylaws, in its sole discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or for reasons whether or not related to the business conducted by the Partnership. Without limiting the General Partner’s right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the qualification of the General Partner as a REIT inures to the benefit of all Partners and not solely to the General Partner, the General Partner or its Affiliates. In connection with the foregoing, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire and construct additional Properties necessary, useful or desirable in connection with its business.

Section 3.02         Powers.

(a)       The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

(b)       The Partnership may contribute from time to time Partnership capital to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly owned subsidiary entity thereof).

(c)       Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership.

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Section 3.03          Partnership Only for Partnership Purposes Specified. This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.01 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.04         Representations and Warranties by the Parties.

(a)       Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) represents and warrants to each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) subject to the last sentence of this Section 3.04(a), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iii) such Partner does not own, directly or indirectly, (a) 9.8% or more of the total combined voting power of all classes of stock entitled to vote, or 9.8% or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the General Partner or any Qualified REIT Subsidiary, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Qualified REIT Subsidiary or the Partnership is a member or (b) an interest of 9.8% or more in the assets or net profits of any tenant of either (I) the General Partner or any Qualified REIT Subsidiary, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Qualified REIT Subsidiary or the Partnership is a member and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (ii) would be inaccurate if given by a Partner, such Partner shall not be required to make and shall not be deemed to have made such representation, if it delivers to the General Partner an IRS Form W-8BEN or analogous form establishing its non-U.S. status. Any Partner who provides such form to the General Partner agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner,” as applicable, is subject under the Code and hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all governmental forms required in connection therewith.

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(b)          Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial and tax matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

(c)          The representations and warranties contained in Sections 3.04(a) and 3.04(b) hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(d)          Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by the General Partner, any Partner or any employee or representative or Affiliate of the General Partner or any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(e)          Provision of Information. Each Partner agrees to provide the Partnership with any information and documentation reasonably requested by the Partnership for the purpose of reducing any withholding on payments to the Partnership or otherwise complying with the requirements of any tax laws to which the Partnership is subject.

Article IV

CAPITAL CONTRIBUTIONS

Section 4.01         Capital Contributions of the Partners.

(a)       Capital Contributions. Each Partner has made a Capital Contribution to the Partnership and, effective as of the Effective Date in connection with the Merger Agreement, owns Partnership Units in the amount and designation set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units. Except as provided by law or in Section 4.03, 10.04 or 13.02(d) hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

(b)       General Partnership Interest. A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding OP Units shall be deemed to be the General Partner Interest of the General Partner. All other Partnership Units held by the General Partner shall be deemed to be Limited Partner Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership.

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Section 4.02          Issuances of Additional Partnership Interests.

(a)       General. The General Partner may cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners; provided, that the General Partner shall not be authorized to cause the Partnership to issue any additional Class A Special Units after the Effective Date without the consent of the Class A Special Unit Holder listed on Exhibit A to this Agreement. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interest of the General Partner’s stockholders and the Partnership and (iii) in connection with any merger of any other Person into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership or any Subsidiary of the Partnership. Subject to Delaware law, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Nothing in this Agreement shall prohibit the General Partner from issuing Partnership Units for less than fair market value if the General Partner concludes in good faith that such issuance is in the best interest of the Partnership and the General Partner’s stockholders. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A as appropriate to reflect such issuance.

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(b)       Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Units so issued, (ii) (a) the additional Partnership Units are (x) OP Units issued in connection with an issuance of REIT Shares or (y) Partnership Units (other than OP Units) issued in connection with an issuance of Preferred Shares, Junior Shares, New Securities or other interests in the General Partner (other than REIT Shares), which Preferred Shares, Junior Shares, New Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General Partner and (b) the General Partner directly or indirectly contributes or otherwise causes to be transferred to the Partnership the cash proceeds or other consideration, if any, received in connection with the issuance of such REIT Shares, Preferred Shares, Junior Shares, New Securities or other interests in the General Partner or (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership. In the event that the Partnership issues additional Partnership Units pursuant to this Section 4.02(b), the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Sections 6.02(b) and 8.06) as it determines are necessary to reflect the issuance of such additional Partnership Interests.

(c)       No Preemptive Rights. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.03         Additional Funds and Capital Contributions.

(a)        General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.03 without the approval of any Limited Partners.

(b)       Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.02 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

(c)       Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(d)      General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner (a “General Partner Loan”), if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer by any Limited Partner of any Partnership Interest or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees).

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(e)          Issuance of Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, Preferred Shares, Junior Shares or New Securities unless the General Partner contributes directly or indirectly the cash proceeds or other consideration, if any, received from the issuance of such additional REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, and from the exercise of the rights contained in any such additional New Securities, to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Units or (y) in the case of an issuance of Preferred Shares, Junior Shares or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or New Securities; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Preferred Shares, Junior Shares or New Securities (a) pursuant to Section 4.04 or 8.06(b) hereof, (b) pursuant to a dividend or distribution (including any stock split) wholly or partly of REIT Shares, Preferred Shares, Junior Shares or New Securities to all of the holders of REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion of Junior Shares into REIT Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities or, (f) pursuant to share grants or awards made pursuant to any Equity Incentive Plan of the General Partner. In the event of any issuance of additional REIT Shares, Preferred Shares, Junior Shares or New Securities by the General Partner, and the direct or indirect contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration received from such issuance, if any, the Partnership shall pay the General Partner’s expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that if the proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred by the General Partner in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to Section 7.04(b) for the amount of such underwriter’s discount or other expenses). Nothing in this Agreement shall prohibit the General Partner from issuing Partnership Units for less than fair market value if the General Partner concludes in good faith that such issuance is in the best interest of the Partnership and the General Partner’s stockholders.

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Section 4.04        Equity Incentive Plan.

(a)          Options Granted to General Partner Employees and Independent Directors. If at any time or from time to time, in connection with an Equity Incentive Plan, a stock option granted to a General Partner Employee or Independent Director is duly exercised:

(i)          the General Partner shall, as soon as practicable after such exercise, make or cause to be made directly or indirectly a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such stock option.

(ii)         Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.04(a)(i) hereof, the General Partner shall be deemed to have contributed directly or indirectly to the Partnership, as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.

(iii)        An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.04(a)(ii) hereof.

(b)          Special Valuation Rule. For purposes of this Section 4.04, in determining the Value of a REIT Share, only the trading date immediately preceding the exercise of the relevant stock option under the Equity Incentive Plan shall be considered.

(c)          Future Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating any Equity Incentive Plan, for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates. The Limited Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Section 4.04 may become necessary or advisable and that any approval or consent of the Limited Partners required pursuant to the terms of this Agreement in order to effect any such amendments requested by the General Partner shall not be unreasonably withheld or delayed.

Section 4.05        Initial Issuance of Class A Special Unit. Concurrently with the execution of this Agreement and pursuant to and in accordance with the Merger Agreement, the General Partner is causing the Partnership to effect the issuance of the Class A Special Unit to the Manager. There was no obligation to contribute any capital in connection with the issuance of the Class A Special Unit to the Manager.

Section 4.06        No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

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Section 4.07        Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner in its sole and absolute discretion, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.08         Not Publicly Traded. The General Partner, on behalf of the Partnership, shall use its best efforts not to take any action which would result in the Partnership being a “publicly traded partnership” under and as such term is defined in Code Section 7704(b), and by reason thereof, taxable as a corporation.

Section 4.09         No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

Article V

DISTRIBUTIONS

Section 5.01         Requirement and Characterization of Distributions. Subject to the distributions to be made to the Class A Special Unit Holder in accordance with Section 5.02 and subject to the terms of any Partnership Unit Designation, the General Partner may cause the Partnership to distribute at least quarterly all, or such portion as the General Partner may in its sole and absolute discretion determine, of Available Cash generated by the Partnership during such quarter to the Holders of Partnership Units on such Partnership Record Date with respect to such quarter: (1) first, with respect to any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class(es) of Partnership Interests (and, within such class(es), pro rata in proportion to the respective Percentage Interests on such Partnership Record Date) and (2) second, with respect to any Partnership Interests that are not entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date). At the election of the General Partner, distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly period in respect of which any distribution is made may be prorated based on the portion of the period that such Partnership Units were outstanding.

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The General Partner in its sole and absolute discretion may distribute to the Holders Available Cash on a more frequent basis and provide for an appropriate Partnership Record Date. Notwithstanding anything herein to the contrary, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the General Partner’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay stockholder dividends that will (a) satisfy the requirements for its qualification as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) except to the extent otherwise determined by the General Partner, in its sole and absolute discretion, avoid any federal income or excise tax liability of the General Partner.

Section 5.02         Class A Special Unit Distributions. The General Partner shall cause the Partnership to make distributions (an “Incentive Distribution”) to the Class A Special Unit Holder in respect of such holder’s Class A Special Unit distributed quarterly in arrears in an amount not less than zero equal to the difference between (i) the product of (A) 15% and (B) the difference between (x) Core Earnings of the Partnership, on a rolling four-quarter basis and before the Incentive Distribution for the current quarter, and (y) the product of (1) the weighted average of the issue price per REIT Share of the General Partner or OP Units in the Partnership (without double counting) in all of their offerings multiplied by the weighted average number of REIT Shares outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under the Equity Incentive Plan) and OP Units (without double counting) in such quarter and (2) 8%, and (ii) the sum of any Incentive Distribution paid to the Class A Special Unit Holder with respect to the first three calendar quarters of such previous four quarters; provided, however, that no Incentive Distribution is payable with respect to any calendar quarter unless Core Earnings is greater than zero for the most recently completed 12 calendar quarters, or the number of completed calendar quarters since the Effective Date, whichever is less. For purposes of calculating the Incentive Distribution prior to the completion of a 12-month period following the Effective Date, Core Earnings will be calculated on an annualized basis. Core Earnings for the initial quarter will be calculated from the Effective Date on an annualized basis. In addition, for purposes of the calculating the Incentive Distribution, the Effective Date Issued Stock and Units (as defined below) shall be deemed to be issued at the per share price equal to (i) the sum of (A) the weighted average of the issue price per share of Sutherland common stock or Sutherland Operating Partnership units (without double counting) issued prior to the Effective Date multiplied by the number of shares of Sutherland common stock outstanding and Sutherland Operating Partnership units (without double counting) issued prior to the Effective Date plus (B) the amount by which the net book value of the General Partner as of the Effective Date (after giving effect to the closing of the Merger Agreement) exceeds the amount of the net book value of Sutherland immediately preceding the Effective Date, divided by (ii) all of the REIT Shares of the General Partner and OP Units issued and outstanding as of Effective Date (including the Effective Date Issued Stock and Units). “Effective Date Issued Stock and Units” means the REIT Shares of the General Partner and OP Units issued on the Effective Date in connection with the Merger Agreement. The Incentive Distribution is payable 50% in cash and 50% in either REIT Shares of the General Partner or OP Units, as determined by the General Partner in its discretion, within five business days after delivery to the General Partner of the written statement from the Class A Special Unit Holder setting forth the computation of the Incentive Distribution for such quarter. The price of the REIT Shares of the General Partner for purposes of determining the number of shares payable as part of the Incentive Distribution will be (i) if the shares are Publicly Traded, the closing price of such shares on the last trading day prior to the approval by Board of Directors of the Incentive Distribution or (ii) if the shares are not Publicly Traded, then the price per share as so determined in good faith by a majority of Board of Directors, including a majority of the Independent Directors. The Class A Special Unit Holder may not sell or otherwise dispose of any portion of the Incentive Distribution issued to it in REIT Shares of the General Partner or OP Units until after the three- year anniversary of the Effective Date.

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Section 5.03         Interests in Property Not Held Through the Partnership. To the extent amounts distributed by the Partnership are attributable to amounts received from a property in which the General Partner or any Affiliate of the General Partner holds a direct or indirect interest (other than through the Partnership) (an “Outside Interest”), (i) such amounts distributed to the General Partner will be reduced so as to take into account amounts received pursuant to the Outside Interest and (ii) the amounts distributed to the Limited Partners will be increased to the extent necessary so that the overall effect of the distribution is to distribute what would have been distributed had such Outside Interest been held through the Partnership (treating any distribution made in respect of the Outside Interest as if such distribution had been received by the General Partner).

Section 5.04         Distributions In-Kind. No right is given to any Partner to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V, VI and X hereof.

Section 5.05          Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.04 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.01 hereof for all purposes under this Agreement.

Section 5.06         Distributions Upon Liquidation. Notwithstanding the other provisions of this Article V, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Holders in accordance with Section 13.02 hereof.

Section 5.07         Distributions to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, subject to Section 7.03(d), the General Partner may make such revisions to this Article V as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to certain classes of Partnership Units.

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Section 5.08          Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.

Article VI

ALLOCATIONS

Section 6.01         Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article VI, and subject to Section 11.06(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.02        General Allocations.

(a)          Allocations of Net Income and Net Loss.

(i)          Net Income. Except as otherwise provided herein, Net Income for any Partnership Year or other applicable period shall be allocated in the following order and priority:

(A)         First, to the General Partner until the cumulative Net Income allocated to the General Partner pursuant to this subparagraph (i)(A) equals the cumulative Net Loss allocated to the General Partner pursuant to subparagraph (ii)(E) below;

(B)         Second, to the holders of any Partnership Interests that are entitled to any preference in distribution upon liquidation until the cumulative Net Income allocated under this subparagraph (i)(B) equals the cumulative Net Loss allocated to such Partners under subparagraph (ii)(D);

(C)         Third, to the holders of any Partnership Units that are entitled to any preference in distribution in accordance with the rights of any other class of Partnership Units until each such Partnership Unit has been allocated, on a cumulative basis pursuant to this subparagraph (i)(C), Net Income equal to the amount of distributions received which are attributable to the preference of such class of Partnership Unit (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is made); and

(D)         Fourth, to the Class A Special Unit Holder, until the Class A Special Unit Holder has received an amount equal to the sum of the distributions received or to be received pursuant to Section 5.02;

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(E)         Thereafter, with respect to Partnership Units that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

(ii)         Net Loss. Except as otherwise provided herein, Net Loss for any Partnership Year or other applicable period shall be allocated in the following order and priority:

(A)         First, to each holder of Partnership Units in proportion to and to the extent of the amount by which the cumulative Net Income allocated to such Partner pursuant to subparagraph (i)(E) above exceeds, on a cumulative basis, the sum of (a) distributions with respect to such Partnership Units pursuant to clause (2) of Section 5.01 and (b) Net Loss allocated to such Partner pursuant to this subparagraph (ii)(A);

(B)         Second, in proportion to and to the extent of the amount by which the cumulative Net Income allocated to such Class A Special Unit Holder pursuant to subparagraph (i)(D) exceeds the sum of (1) distributions with respect to the Class A Special Unit pursuant to Section 5.02 and (2) Net Loss allocated to such Class A Special Unit Holder pursuant to this subparagraph (ii)(B);

(C)         Third, with respect to classes of Partnership Units that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, that Net Loss shall not be allocated to any Partner pursuant to this subparagraph (ii)(C) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (1) with respect to a Partner who also holds classes of Partnership Units that are entitled to any preferences in distribution upon liquidation, by subtracting from such Partners’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation and (2) by not including in the Partners’ Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.02(d)) at the end of such Partnership Year or other applicable period; and

(D)         Fourth, with respect to classes of Partnership Units that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, that Net Loss shall not be allocated to any Partner pursuant to this subparagraph (ii)(D) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Partners’ Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.02(d)) at the end of such Partnership Year or other applicable period;

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(E)         Thereafter, to the General Partner.

(b)          Allocations to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, the General Partner may make such revisions to this Section 6.02 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units.

Section 6.03       Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article VI:

(a)          Regulatory Allocations.

(i)          Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.02 hereof, or any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.03(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)         Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.03(a)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.03(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)        Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders of OP Units in accordance with their OP Units. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

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(iv)        Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible. It is intended that this Section 6.03(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v)         Gross Income Allocation. In the event that any Holder has an Adjusted Capital Account Deficit at the end of any Partnership Year, each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible.

(vi)        Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vii)       Curative Allocations. The allocations set forth in Sections 6.03(a)(i), (ii), (iii), (iv), (v), and (vi) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.01 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(b)          Gross Income Allocations in Year of Liquidation. In the Fiscal Year that the Partnership liquidates, if the aggregate amount of distributions the Class A Special Unit Holder has received or will receive pursuant to Section 5.01 exceeds the sum of (i) the aggregate amount of Net Income allocated to the Class A Special Unit Holder pursuant to Section 6.02(a)(i)(D) plus (ii) any amount that will be allocated to the Class A Special Unit Holder pursuant to Section 6.02(a)(i)(D) in such Fiscal Year less (iii) the aggregate Net Loss previously allocated to the Class A Special Unit Holder pursuant to Section 6.02(a)(ii)(B) or that will be allocated to the Class A Special Unit Holder pursuant to Section 6.02(a)(ii)(B) in such Fiscal Year, the Class A Special Unit Holder shall be specially allocated items of Partnership income and gain in the amount necessary to eliminate such deficit.

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(c)          Allocation of Excess Nonrecourse Liabilities. The Partnership shall allocate “nonrecourse liabilities” (within the meaning of Regulations Section 1.752-1(a)(2)) of the Partnership that are secured by multiple Properties under any reasonable method chosen by the General Partner in accordance with Regulations Section 1.752-3(a)(3) and (b). The Partnership shall allocate “excess nonrecourse liabilities” of the Partnership under any method approved under Regulations Section 1.752-3(a)(3) as chosen by the General Partner.

(d)          Allocations to Reflect Outside Interests. Any income or loss to the Partnership associated with an Outside Interest shall be specially allocated so as to take into account amounts received by, and income or loss allocated to, the General Partner or any Affiliate of the General Partner with respect to such Outside Interest so that the overall effect is to allocate income or loss in the same manner as would have occurred had such Outside Interest been held through the Partnership (treating any allocation in respect of the Outside Interest as if such allocation had been made to the General Partner).

Section 6.04        Tax Allocations.

(a)          In General. Except as otherwise provided in this Section 6.04, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders of Partnership Units in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.02 and 6.03 hereof.

(b)          Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.04(a) hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders of Partnership Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article I hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations or under any method approved under Code Section 7.04(c) and the applicable Regulations as chosen by the General Partner, including the aggregation methods applicable to securities partnerships, to the extent applicable and to the extent the General Partner decides to apply such methods.

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Article VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.01        Management.

(a)          Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners, except with the consent of the General Partner. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.03, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.02 hereof and to effectuate the purposes set forth in Section 3.01 hereof, including, without limitation:

(i)          the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money or selling assets to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner desires to maintain or restore its qualification as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its stockholders sufficient to permit the General Partner to maintain or restore REIT qualification or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

(ii)         the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Exchange Act and the listing of any debt securities of the Partnership on any exchange;

(iii)        subject to Section 11.02 hereof, the acquisition, sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(iv)        the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

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(v)         the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner and its Subsidiaries and the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

(vi)        the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary, whether pursuant to a Services Agreement or otherwise;

(vii)       the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(viii)      the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership and the collection and receipt of revenues, rents and income of the Partnership;

(ix)         the maintenance of such insurance for the benefit of the Partnership and the Partners as the General Partner deems necessary or appropriate, including, without limitation, (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder;

(x)          the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that the General Partner deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided, however, that as long as the General Partner has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause it to fail to qualify as a REIT within the meaning of Code Section 856(a) (so long as the General Partner desires to maintain its qualification as a REIT);

(xi)         the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

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(xii)        the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiii)       the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(xiv)      except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in-kind using such reasonable method of valuation as it may adopt; provided, that such methods are otherwise consistent with the requirements of this Agreement;

(xv)       the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(xvi)      the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power-of-attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(xvii)     the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xviii)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(xix)       the making, execution and delivery of any and all deeds, leases, notes, deeds to secure Debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(xx)        the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article IV hereof;

(xxi)       the selection and dismissal of employees (including, without limitation, employees having titles or offices such as president, vice president, secretary and treasurer), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner, the determination of their compensation and other terms of employment or hiring and the delegation to any such employees the authority to conduct the business of the Partnership in accordance with the terms of this Agreement;

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(xxii)      the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption right under Section 8.06 hereof;

(xxiii)     the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

(xxiv)    the determination regarding whether a payment to a Partner who exercises its Redemption Right under Section 8.06 that is assumed by the General Partner will be paid in the form of the Cash Amount or the REIT Shares Amount, except as such determination may be limited by Section 8.06;

(xxv)     the collection and receipt of revenues and income of the Partnership;

(xxvi)    the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange;

(xxvii)   an election to dissolve the Partnership pursuant to Section 13.01(b) hereof; and

(xxviii)    the taking of any action necessary or appropriate to enable the General Partner to qualify as a REIT (so long as the General Partner desires to maintain its qualification as a REIT).

(b)          Each of the Limited Partners agrees that, except as provided in Section 7.03 hereof, the General Partner is authorized to execute, deliver and perform the above- mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

(c)          At all times from and after the Effective Date, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

(d)          In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. Except as may be provided in a separate written agreement between the Partnership and the Limited Partners, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement provided, that the General Partner has acted in good faith and pursuant to its authority under this Agreement.

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Section 7.02       Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Except as otherwise required under the Act, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.03       Restrictions on General Partner’s Authority.

(a)         The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written consent of a Majority in Interest of the Outside Limited Partners and may not perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

(b)         The General Partner shall not, without the written consent of a Majority in Interest of the Limited Partners, terminate this Agreement.

(c)         The General Partner shall have the exclusive power, without the prior consent of the Limited Partners, to amend this Agreement, including, without limitation, as may be required to facilitate or implement any of the following purposes:

(i)          to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii)         to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend Exhibit A in connection with such admission, substitution or withdrawal;

(iii)        to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

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(iv)        to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v)         to set forth in this Agreement the designations, rights, powers, duties and preferences of the holders of any additional Partnership Units issued pursuant to this Agreement;

(vi)        (a) to reflect such changes as are reasonably necessary for the General Partner to maintain or restore its qualification as a REIT or to satisfy the REIT Requirements; or (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner and any Qualified REIT Subsidiary;

(vii)       to modify either or both the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed or maintained (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);

(viii)      to issue additional Partnership Interests in accordance with Section 4.02;

(ix)         (A) to the extent that the General Partner has elected that the assets of the Partnership should not constitute “plan assets” for purposes of ERISA to take such actions as may be necessary or appropriate to avoid the assets of the Partnership being treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan or account subject to Section 4975 of the Code (or any corresponding provisions of succeeding law) or (B) to avoid the Partnership’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code; and

(x)          to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner.

The General Partner will provide notice to the Limited Partners whenever any action under this Section 7.03(c) is taken.

(d)          No action may be taken by the General Partner, without the consent of each Partner adversely affected thereby, if such action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), or (ii) modify the limited liability of a Limited Partner.

(e)          To the extent the assets of the Partnership constitute “plan assets” for purposes of ERISA, the General Partner Parties shall, as applicable, administer the Partnership subject to the requirements of ERISA.

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Section 7.04        Reimbursement of the General Partner.

(a)          Except as provided in this Section 7.04 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)         The Partnership shall be responsible for and shall pay all the administrative and operating costs and expenses incurred by the Partnership in acquiring and holding the General Partner’s assets, and the General Partner’s administrative costs and expenses, and such expenses will be treated as expenses of the Partnership. Such expenses will include:

(i)          all expenses relating to the General Partner’s formation and continuity of existence;

(ii)         all expenses relating to any offerings and registrations of securities;

(iii)        all expenses associated with the General Partner’s preparation and filing of any periodic reports under federal, state or local laws or regulations;

(iv)        all expenses associated with the General Partner’s compliance with applicable laws, rules and regulations; and

(v)         all other operating or administrative costs of the General Partner’s incurred in the ordinary course of its business.

The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. Except to the extent provided in this Agreement, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the General Partner and its Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.07 hereof. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

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(c)          If the General Partner shall elect to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (1) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay or cause to be paid to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Partnership Units pursuant to Section 8.06 would not be considered a sale for such purposes); and (2) if such REIT Shares are not retransferred by the General Partner within 30 days after the purchase thereof, or the General Partner otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of Partnership Units held by the General Partner equal to the number of such REIT Shares, as adjusted (x) pursuant to Section 7.07 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).

(d)          As set forth in Section 4.02, the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to its offering of REIT Shares, Preferred Shares, Junior Shares or New Securities.

(e)          If and to the extent any reimbursements to the General Partner pursuant to this Section 7.04 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments with respect to capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.05         Outside Activities of the General Partner. Without limiting the other powers granted to the General Partner under this Agreement, the General Partner and its officers, directors, employees, agents, trustees, Affiliates and members shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of the General Partner.

Section 7.06         Contracts with Affiliates.

(a)          The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

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(b)          The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.

(c)          Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

(d)          The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership’s Subsidiaries.

(e)          The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any Services Agreement with Affiliates of any of the Partnership or the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.07        Indemnification.

(a)          To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (1) for willful misconduct or a knowing violation of the law, (2) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement, or (3) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.07 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.07(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.07(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.07 shall be made only out of the assets of the Partnership and any insurance proceeds from the liability policy covering the General Partner and any Indemnitees, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.07.

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(b)          To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (1) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.07(b) has been met and (2) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)         The indemnification provided by this Section 7.07 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d)        The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)          Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.07, unless such liabilities arise as a result of (1) such Indemnitee’s intentional misconduct or knowing violation of the law, (2) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law, or (3) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

(f)          In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

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(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.07 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)        The provisions of this Section 7.07 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.07 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Partnership or the limitations on the Partnership’s liability to any Indemnitee under this Section 7.07 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)         If and to the extent any payments to the General Partner pursuant to this Section 7.07 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership) such amounts shall be treated as “guaranteed payments” for the use of capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.08        Liability of the General Partner.

(a)         Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner or any of its members or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such member, director or officer acted in good faith.

(b)         The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and its own stockholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or its own stockholders (including, without limitation, the tax consequences to Limited Partners, Assignees or its own stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. If there is a conflict between the interests of the stockholders of the General Partner on one hand and the Limited Partners on the other, the Limited Partners expressly acknowledge that the General Partner will fulfill its fiduciary duties to such Limited Partners by acting in the best interests of the stockholders of the General Partner. The General Partner shall not be liable under this Agreement to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided, that the General Partner has acted in good faith.

(c)         Subject to its obligations and duties as General Partner set forth in Section 7.01(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

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(d)         To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement.

(e)         Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, or member of the General Partner shall be liable to the Partnership for money damages except for (1) active and deliberate dishonesty established by a nonappealable final judgment or (2) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the members of the General Partner solely as members of the same and not in their own individual capacities.

(f)         Any amendment, modification or repeal of this Section 7.08 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, and its officers’ and members’, liability to the Partnership and the Limited Partners under this Section 7.08 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.09       Other Matters Concerning the General Partner.

(a)         The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)         The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believe to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

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(c)         The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

(d)           Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (1) to protect the ability of the General Partner to continue to qualify as a REIT, (2) for the General Partner otherwise to satisfy the REIT Requirements, or (3) to avoid the General Partner incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10       Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11        Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (1) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (2) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (3) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

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Article VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.01          Limitation of Liability. The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in Section 10.04, 13.02(d) or under the Act.

Section 8.02          Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, member, employee, partner, agent or director of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, stockholder or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.03         Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.06(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or any Affiliate thereof (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.06(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or any Affiliate thereof, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.04          Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.06 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement, upon termination of the Partnership as provided herein or upon a merger of the General Partner or a sale by the General Partner of all or substantially all of its assets pursuant to Section 7.01(a)(iii) hereof. Except to the extent provided in Article VI hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

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Section 8.05         Adjustment Factor. The Partnership shall notify any Limited Partner, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

Section 8.06         Redemption Rights.

(a)          On or after the date specified in any agreement to which OP Units are issued, each Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to cause the Partnership to purchase all or a portion of the OP Units held by such Limited Partner (such OP Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”) unless the terms of such OP Units or a separate agreement entered into between the Partnership and the holder of such OP Units provide that such OP Units are not entitled to a right of Redemption. The Tendering Partner shall have no right, with respect to any OP Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be payable to the Tendering Partner on the Specified Redemption Date.

(b)          Notwithstanding Section 8.06(a) above, if a Limited Partner has delivered to the General Partner a Notice of Redemption then the General Partner may, in its sole and absolute discretion, (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter) elect to assume and satisfy the Partnership’s Redemption obligation and acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the General Partner so elects, the Tendering Partner shall sell the Tendered Units to the General Partner in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The General Partner shall give such Tendering Partner written notice of its election on or before the close of business on the fifth Business Day after the its receipt of the Notice of Redemption.

(c)          The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter or the Bylaws of the General Partner, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. Notwithstanding any delay in such delivery (but subject to Section 8.06(e)), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the REIT Shares for which the Partnership Units might be exchanged shall also bear such restrictive legends that the General Partner determines are appropriate to mark transfer, ownership or other restrictions and limitations applicable to the REIT Shares.

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(d)          Each Limited Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.

(e)          Notwithstanding the provisions of Section 8.06(a), 8.06(b), 8.06(c) or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date could cause such Partner or any other Person to violate the restrictions on ownership and transfer of REIT Shares set forth in the Charter of the General Partner and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 8.06(e), it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.

(f)          Notwithstanding anything herein to the contrary (but subject to Section 8.06(e)), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.06: (i) a portion of the OP Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests and all other OP Units shall be deemed to be Limited Partner Interests and held by the General Partner in its capacity as a Limited Partner in the Partnership such that, immediately after such Redemption, the requirements of Section 4.01(b) continue to be met; (ii) without the consent of the General Partner, each Limited Partner may effect a Redemption only one time in each fiscal quarter; (iii) without the consent of the General Partner, each Limited Partner may not effect a Redemption for less than 1,000 OP Units or, if the Limited Partner holds less than 1,000 OP Units, all of the OP Units held by such Limited Partner; (iv) without the consent of the General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution; (v) the consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (vi) each Tendering Partner shall continue to own all OP Units subject to any Redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such OP Units for all purposes of this Agreement, until such OP Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to such Tendering Partner’s OP Units.

(g)          In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.03, the General Partner shall make such revisions to this Section 8.06 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

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Section 8.07         Repurchase of the Class A Special Unit. If the Management Agreement is terminated under circumstances in which the General Partner is obligated under the Management Agreement to make a termination payment to the Manager, the Partnership shall repurchase, concurrently with such termination, the Class A Special Unit for an amount equal to three times the average annual amount of the Incentive Distribution paid or payable in respect of the Class A Special Unit during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. If the Management Agreement is terminated under circumstances under which the General Partner is not obligated to make a termination payment to the Manager, then the Partnership shall repurchase the Class A Special Unit for $100.00.

Article IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.01          Records and Accounting.

(a)          The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.05 or 9.03 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, magnetic tape, photographs, micrographics or any other information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

(b)          The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles. The Partnership also shall maintain its tax books on the accrual basis.

Section 9.02          Partnership Year. The Partnership Year of the Partnership shall be the calendar year.

Section 9.03          Reports.

(a)          As soon as practicable, but in no event later than the date on which the General Partner mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

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(b)          If and to the extent that the General Partner mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such fiscal quarter, of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulations, or as the General Partner determines to be appropriate.

(c)          The General Partner shall have satisfied its obligations under Section 9.03(a) and 9.03(b) hereof by posting or making available the reports required by this Section 9.03 on the website maintained from time to time by the Partnership provided that such reports are able to be printed or downloaded from such website.

(d)          At the request of any Limited Partner, the General Partner shall provide access to the books, records and work paper upon which the reports required by this Section 9.03 are based, to the extent required by the Act.

Article X

TAX MATTERS

Section 10.01        Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.02       Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the “recurring item” method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership’s Properties. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

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Section 10.03        Tax Matters Partner.

(a)          The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.04 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

(b)          The tax matters partner is authorized, but not required:

(i)          to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners;

(ii)         in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii)        to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv)        to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)         to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(vi)        to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.07 hereof shall be fully applicable to the tax matters partner in its capacity as such.

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(c)          New Audit Rules. With respect to taxable years beginning after December 31, 2017, in accordance with Section 6223 of the Code, the General Partner may exercise any authority granted to the “partnership representative” under the Code. In particular, as “partnership representative”, the General Partner may, in its sole discretion make any elections provided for under the new partnership audit rules enacted under the Bipartisan Budget Act of 2015 (the “New Audit Rules”) and may, in its sole discretion, settle and/or litigate any audit adjustments proposed by the Internal Revenue Service in any partnership audit governed by the New Audit Rules. The General Partner is hereby authorized and empowered, without further vote or action of the Partners, to amend this Agreement as necessary to comply with the requirements of any election under the New Audit Rules, and shall have the authority to execute any such amendment by and on behalf of each Partner. The General Partner is authorized to the extent required by applicable U.S. federal income tax law to pay any imputed underpayment of taxes (together with interest and penalties) determined in accordance with Section 6225 of the Code that may from time to time be required to be made under Section 6232 of the Code. The Partners shall cooperate with the General Partner in minimizing the amount of any such imputed underpayment of taxes by supplying the General Partner with such information concerning their tax classification as the General Partner may reasonably request from time to time. The General Partner shall in its sole discretion allocate the amount of any such imputed underpayment of taxes among the Partners in a manner reasonably intended to reflect the nature of the income that is the subject of the adjustment giving rise to such imputed underpayment and the classification of the Partners for federal income tax purposes as corporations, individuals, or other types of taxpayers.

Section 10.04        Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445 or 1446 and Treasury Regulations thereunder. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any withheld amounts shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.04. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.04 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

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Section 10.05        Organizational Expenses. The Partnership shall elect to amortize expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code Section 709.

Article XI

TRANSFERS AND WITHDRAWALS

Section 11.01        Transfer.

(a)          No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)          No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void ab initio unless consented to by the General Partner in its sole and absolute discretion.

(c)          No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner in its sole and absolute discretion; provided, that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for REIT Shares any Partnership Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752.

Section 11.02        Transfer of General Partner’s Partnership Interest.

(a)          The General Partner may not transfer any of its Partnership Interests except in connection with (i) a transaction permitted under Section 11.02(b), (ii) any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the members of the General Partner, (iii) a transfer to a Qualified REIT Subsidiary or (iv) as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction permitted under Section 11.02(b) or any merger, consolidation, or other combination permitted under clause (ii) of this Section 11.02(a).

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(b)          The General Partner shall not, without the Consent of a Majority in Interest of the Outside Limited Partners, engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person (other than any transaction permitted by Section 11.02(a)), sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Adjustment Factor”) (“Termination Transaction”), unless (i) following such merger or other consolidation, substantially all of the assets of the surviving entity consist of Partnership Units or (ii) in connection with which (A) all Partners (other than the General Partner and the Class A Special Unit Holder) who hold Partnership Units either will receive, or will have the right to receive, for each Partnership Unit an amount of cash, REIT Shares or other securities having a fair market value, as determined in good faith by the Board of Directors of the General Partner, equal to the highest amount of consideration paid in respect of each REIT Share in the Termination Transaction; provided, however, that, if in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the General Partner, each holder of Partnership Units shall receive, or shall have the right to receive without any right of Consent set forth above in this Section 11.02(b), the amount of cash, REIT Shares or other securities which such holder would have received had it exercised the Redemption Right and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer, and (B) the Class A Special Unit Holder shall receive in such transaction an amount of cash, REIT Shares or other securities having a fair market value equal to Class A Special Unit Value.

(c)          The General Partner shall not enter into an agreement or other arrangement providing for or facilitating the creation of a General Partner other than the General Partner, unless the successor General Partner executes and delivers a counterpart to this Agreement in which such General Partner agrees to be fully bound by all of the terms and conditions contained herein that are applicable to a General Partner.

Section 11.03        Transfer of Limited Partners’ Partnership Interests.

(a)          No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be withheld in its sole and absolute discretion.

(b)          Without limiting the generality of Section 11.03(a) hereof, it is expressly understood and agreed that the General Partner will not consent to any Transfer of all or any portion of any Partnership Interest pursuant to Section 11.03(a) above unless such Transfer meets each of the following conditions:

(i)          The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.05 hereof.

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(ii)         Such Transfer is effective as of the first day of a fiscal quarter of the Partnership.

(c)          If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(d)          In connection with any proposed Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred.

(e)          Notwithstanding anything to the contrary in this Section 11.03, the Class A Special Unit Holder shall have the right, at any time, to transfer its Class A Special Unit to an Affiliate.

(f)          No Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Partnership Units by the Partnership or the General Partner) may be made to or by any person, without the consent of the General Partner in its sole discretion, if (i) in the opinion of legal counsel for the Partnership, there is a significant risk that it would result in the Partnership being treated as an association taxable as a corporation or would result in a termination of the Partnership under Code Section 708, (ii) such Transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704, (iii) such Transfer would result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof) “ within the meaning of Section 7704 of the Code) (the “Safe Harbors”) or (iv) in the opinion of legal counsel for the Partnership, there is a risk that such transfer would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.

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Section 11.04        Substituted Limited Partners.

(a)          A transferee of the interest of a Limited Partner pursuant to a Transfer consented to by the General Partner pursuant to Section 11.03(a) may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee, and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

(b)          A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

(c)          Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

Section 11.05        Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substituted Limited Partner in connection with a transfer permitted by the General Partner pursuant to Section 11.03(a), such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units only in accordance with the provisions of this Article XI, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote or effect a Redemption with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

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Section 11.06        General Provisions.

(a)          No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article XI, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation.

(b)          Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) consented to by the General Partner pursuant to this Article XI where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation, or (iii) to the General Partner, whether or not pursuant to Section 8.06(b) hereof, shall cease to be a Limited Partner.

(c)          If any Partnership Unit is Transferred in compliance with the provisions of this Article XI, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 8.06 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d) and the corresponding Regulations, using the “interim closing of the books” method or another permissible method selected by the General Partner (unless the General Partner in its sole and absolute discretion elects to adopt a daily, weekly or monthly proration period, in which case Net Income or Net Loss shall be allocated based upon the applicable method selected by the General Partner). All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

(d)          In no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause the General Partner to cease to comply with the REIT Requirements; (v) except with the consent of the General Partner, if such Transfer, in the opinion of counsel to the Partnership or the General Partner, would create a significant risk that such transfer would cause a termination of the Partnership for federal or state income tax purposes; (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) without the consent of the General Partner, to any benefit plan investor within the meaning of Department of Labor Regulations Section 2510.3-101(f); (ix) if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (x) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (xi) except with the consent of the General Partner, if such transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704, could cause the Partnership to become a “publicly traded partnership” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or could cause the Partnership to fail one or more of the Safe Harbors; (xii) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xiii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

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Article XII

ADMISSION OF PARTNERS

Section 12.01        Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.02 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Additional Limited Partner.

Section 12.02        Admission of Additional Limited Partners.

(a)          After the Effective Date, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.04 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner and the satisfaction of all the conditions set forth in this Section 12.02.

(b)          Notwithstanding anything to the contrary in this Section 12.02, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

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(c)          If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Partnership Year shall be allocated pro rata among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.06(c) hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.03       Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.04 hereof.

Section 12.04        Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.05       Admission. A Person shall be admitted to the Partnership as a Limited Partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as an Additional Limited Partner.

Article XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.01        Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

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(a)          a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, a Majority in Interest of the remaining Outside Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor General Partner;

(b)          an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of a Majority in Interest of the Outside Limited Partners, including in the event that an initial public offering of REIT Shares is not completed by the first anniversary of August 3, 2011, taking into account market conditions at such time;

(c)          entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(d)          the occurrence of a Terminating Capital Transaction;

(e)          the Redemption (or acquisition by the General Partner) of all Partnership Units other than Partnership Units held by the General Partner; or

(f)          the Incapacity or withdrawal of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner.

Section 13.02        Winding Up.

(a)          Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Outside Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(i)          First, to the satisfaction of all of the Partnership’s Debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

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(ii)         Second, to the satisfaction of all of the Partnership’s Debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.04 hereof;

(iii)        Third, to the satisfaction of all of the Partnership’s Debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

(iv)        The balance, if any, to the Partners in accordance with Sections 5.01 and 5.02.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

(b)          Notwithstanding the provisions of Section 13.02(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.02(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)          In the event that the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs) (a “Capital Account Deficit”), such Partner shall not be required to make any contribution to the capital of the Partnership with respect to such Capital Account Deficit and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever.

(d)          Notwithstanding the foregoing, (i) if the General Partner has a Capital Account Deficit, the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such Capital Account Deficit balance to zero; and (ii) the second sentence of Section 13.02(c) shall not apply with respect to any other Partner to the extent, but only to the extent, that such Partner previously has agreed in writing, with the consent of the General Partner, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Partnership.

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(e)          In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article XIII may be:

(i)          distributed to a trust established for the benefit of the General Partner and the Limited Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the General Partner and the Limited Partners, from time to time, in the reasonable discretion of the General Partner or the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or

(ii)         withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.02(a) hereof as soon as practicable.

Section 13.03       Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XIII, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, distributed interests in the new partnership to the Partners in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.03 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.04 hereof.

Section 13.04        Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership, and (c) no Limited Partner (other than any Limited Partner who holds Preferred Units, to the extent specifically set forth herein and in the applicable Partnership Unit Designation) shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

Section 13.05        Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.01 hereof, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

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Section 13.06        Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.02 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.07        Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.02 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Article XIV

PROCEDURES FOR ACTIONS AND CONSENTS
OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.01        Procedures for Actions and Consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.03 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIV.

Section 14.02        Amendments. No amendment to this Agreement may be made without the consent of the General Partner. The General Partner may amend this Agreement in any respect without the consent of the Limited Partners, except where the consent of Limited Partners is otherwise required under the other provisions of this Agreement, in which event such amendment shall be made only with such required consent, provided that no amendment to this Agreement, including by merger consolidation or otherwise, that would adversely affect the rights and interests of the Class A Special Unit Holder may be made without the prior written consent of the Class A Special Unit Holder. The rights and interests of the Class Special Unit Holder shall not be deemed to be adversely affected by the issuance of Partnership Units of the Partnership as provided in Article IV.

Section 14.03        Meetings of the Partners.

(a)          Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Outside Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.03(b) hereof.

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(b)          Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such approvals may be obtained by the General Partner by means of written notice to the Limited Partners requiring them to respond in the negative by a specified time, or to be deemed to have approved of the proposed action. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c)          Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of proxies will be governed in the same manner as in the case of corporations organized under the Delaware General Corporation Law (including Section 212 thereof).

(d)          Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.

(e)          On matters on which Limited Partners are entitled to vote, each Limited Partner holding OP Units shall have a vote equal to the number of OP Units held.

(f)          Except as otherwise expressly provided in this Agreement, the Consent of Holders of Partnership Interests representing a majority of the Partnership Interests of the Limited Partners shall control.

Article XV

GENERAL PROVISIONS

Section 15.01        Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

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Section 15.02        Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.03        Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.04        Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.05        Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.06        Waiver.

(a)           No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b)           The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time.

Section 15.07       Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.08        Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

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Section 15.09        Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

Section 15.10        Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11        Limitation to Preserve REIT Qualification. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to the General Partner or its officers, directors, members, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the General Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to the General Partner, shall not exceed the lesser of:

(i)          an amount equal to the excess, if any, of (a) 4.9% of the General Partner’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the General Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

(ii)         an amount equal to the excess, if any, of (a) 24% of the General Partner’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the General Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the General Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year. The purpose of the limitations contained in this Section 15.11 is to prevent the General Partner from failing to qualify as a REIT under the Code by reason of the General Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

Section 15.12        No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

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Section 15.13        No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.14        No Rights as Members of the General Partner. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as members of the General Partner, including without limitation any right to receive dividends or other distributions made to members of the General Partner, or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

Section 15.15        Creditors. Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

[signature page follows]

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IN WITNESS WHEREOF, this Second Amended and Restated Agreement of Limited Partnership has been executed as of the date first written above.

GENERAL PARTNER:

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:
Name:
Title:

LIMITED PARTNERS:

The Limited Partners listed on Exhibit A-1

By:	Sutherland Asset Management Corporation,
as Power of Attorney

Name:
Title:

The Limited Partners listed on Exhibit A-2

By:	Sutherland Asset Management Corporation,
as Power of Attorney

Name:
Title:

[Signature Page to OP Agreement]

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Exhibit A-1

PARTNERS AND PARTNERSHIP UNITS

As of ___________, 2016

Name and Address of Partners	Partnership Units (Type and Amount)	Address

Limited Partners:

[Skipjack limited partners to come]	[_______] OP Units

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Exhibit A-2

PARTNERS AND PARTNERSHIP UNITS

As of ___________, 2016

Name and Address of Partners	Partnership Units (Type and Amount)	Address

Sutherland OP Holdings I, Ltd.	[_______] OP Units	1140 Avenue of the Americas, 7th Floor, New York, New York 10036 Attention: Kenneth Nick Facsimile No.: 212-843-8909
Sutherland OP Holdings II, Ltd.	[_______] OP Units	1140 Avenue of the Americas 7th Floor, New York, New York 10036 Attention: Kenneth Nick Facsimile No.: 212-843-8909
Dyal Investment Partners LP	[_______] OP Units
Waterfall Asset Management, LLC	1 Class A Special Unit	1140 Avenue of the Americas, 7th Floor, New York, New York 10036 Attention: Kenneth Nick Facsimile No.: 212-843-8909

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Exhibit B

NOTICE OF REDEMPTION

To:	Sutherland Asset Management Corporation 1140 Avenue of the Americas, 7th Floor New York, New York 10036

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption                     OP Units in Sutherland Partners, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Sutherland Partners, L.P., dated as of _________, 2016 (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:

(c)          undertakes (i) to surrender such OP Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.06(g) of the Agreement;

(d)          directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(e)          represents, warrants, certifies and agrees that:

(i)          the undersigned Limited Partner or Assignee is a Qualifying Party,

(ii)         the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such OP Units, free and clear of the rights or interests of any other person or entity,

(iii)        the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Units as provided herein, and

(iv)        the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(f)          acknowledges that he will continue to own such OP Units until and unless either (1) such OP Units are acquired by the General Partner pursuant to Section 8.06(b) of the Agreement or (2) such redemption transaction closes.

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All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable/REIT Shares to:
Name:
Please insert social security or identifying number:

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Exhibit C

CLASS A SPECIAL UNIT VALUE

The value of the consideration to be paid to the holders of the Class A Special Unit in a Terminating Transaction under the circumstances contemplated by Section 11.02(b) shall equal the “Class A Special Unit Value” which means the fair market value of the Class A Special Unit as determined in accordance with the following valuation procedures:

The holders of a majority in interest of the Class A Special Units and a special committee of independent directors of the board of directors of the Company shall first attempt to negotiate in good faith to determine the Class A Unit Special Value.

In the event that such holders and the special committee are unable to agree on such value, such holders shall select an independent nationally recognized valuation expert, and the special committee shall select an independent nationally recognized valuation expert. Those two independent valuation experts would then select a third nationally recognized independent valuation expert. All three independent valuation experts would provide their view of the Class A Unit Special Value. The amount of the Class A Unit Special Value will then be the average of the two experts’ values that are closest to each other.

The special committee shall have the discretion to establish additional procedures providing for reasonable time periods allowed for negotiations and for the independent valuation experts to report on their views of the Class A Unit Special Value. Any such procedures shall be provided in writing to the holders of the Class A Special Units.

The holders of a majority in interest of the Class A Special Units shall have the discretion to appoint one or more representatives to act for such holders in the negotiations and in the selection of an independent valuation expert.

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